SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant ☑

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Common Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

INTERMOUNTAIN COMMUNITY BANCORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 12a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Intermountain Community Bancorp

414 Church Street

Sandpoint, Idaho 83864

April 17, 2012

To the Shareholders of Intermountain Community Bancorp:

We cordially invite you to attend the 2012 Annual Shareholders Meeting of Intermountain Community Bancorp to be held on Thursday May 17, 2012 at 10:00 a.m. at the Sandpoint Center, located at 414 Church Street, Sandpoint, Idaho.

As you are aware, during 2011 the Company was in the midst of its capital raise, which we successfully closed in January 2012, and made the decision to postpone holding the annual meeting until after the capital raise closed. Accordingly at this 2012 annual meeting, among other things you will be voting to elect two classes of directors, as well as electing the two new directors that were appointed in January 2012. As discussed in detail in this proxy statement, at this annual meeting you will also vote on two amendments to Intermountain’s articles of incorporation, one to authorize a class of non-voting common stock and the other to approve a reverse stock split, a non-binding proposal to approve executive compensation, a new equity plan and the ratification of our accountants for the year 2012.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope that you will vote as soon as possible. We encourage you to promptly complete and return the enclosed proxy card or vote by Internet or telephone, as specified in your proxy card; if you attend the meeting in person, you may withdraw your proxy and vote your shares.

Further information regarding voting rights and the business to be transacted at the annual meeting is included in the accompanying proxy statement. Your continued interest in and support of Intermountain Community Bancorp is truly appreciated.

Sincerely,

Curt Hecker President and Chief Executive Officer

INTERMOUNTAIN COMMUNITY BANCORP

414 Church Street

Sandpoint, Idaho 83864

(208) 263-0505

Notice of Annual Meeting of Shareholders

TIME	10:00 a.m. Pacific Daylight Time on Thursday May 17, 2012

PLACE	Sandpoint Center, 414 Church Street, Sandpoint, Idaho

ITEMS OF BUSINESS	(1) To elect seven directors to the following terms: three directors to a two-year term; one director to a one-year term; and three directors to a three-year term.

(2) To approve an amendment to our articles of incorporation to authorize a new class of non-voting common stock.

(3)    To approve an amendment to our articles of incorporation to (i) effect a reverse stock split of our common stock by a ratio of not less than one-for-five and not more than one-for-ten at any time prior to May 31, 2013, with the exact ratio to be set at a whole number within this range as determined by our Board of Directors in its sole discretion, and (ii) reduce the number of authorized shares of our common stock by the reverse stock split ratio determined by the Board of Directors.

(4) To consider and approve an advisory (non-binding) vote to approve the compensation of Intermountain’s executive officers, as disclosed in the proxy statement.

(5) To approve the 2012 Stock Option and Equity Compensation Plan for eligible employees and directors.

(6) To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm for the fiscal year 2012.

(7) To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE	You are entitled to vote at the annual meeting and at any adjournments or postponements thereof if you were a shareholder at the close of business on March 29, 2012.

VOTING BY PROXY	Please submit your proxy card as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum.

Registered holders may vote:

•	By Internet: go to www.proxyvote.com

•	By Phone: call toll-free 1-800-690-6903

•	By Mail: mark, sign, date and mail your proxy card

Beneficial Holders: If your shares are held in the name of a broker, bank or other holder of record, you must follow the instructions you receive from the holder of record to vote your shares.

By Order of the Board

Dale Schuman	Curt Hecker
Corporate Secretary	President and Chief Executive Officer

This proxy statement and the accompanying proxy card are being distributed on or about

April 17, 2012

i

ii

iii

PRELIMINARY PROXY STATEMENT

For Annual Meeting of Shareholders

to be held on May 17, 2012

Important Notice Regarding the Availability of Proxy Materials for the 2012 Shareholder Meeting:

A copy of this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2011, which also serves as the Annual Report to Shareholders, are available at www.intermountainbank.com.

INFORMATION ABOUT THE MEETING

Why did I receive these proxy materials?

We are providing this Notice of Annual Meeting, proxy statement and the accompanying proxy card (the “proxy materials”) for use in connection with the Annual Meeting of Shareholders of Intermountain Community Bancorp (also referred to in this proxy statement as “Intermountain,” the “Company,” “we” and “us”) to be held on Thursday, May 17, 2012. These proxy materials are first being mailed to shareholders on or about April 17, 2012.

What proposals will be voted on at the annual meeting?

At the annual meeting, holders of our common stock will be asked to consider and act upon the following proposals:

•

Election of Directors. To elect one nominee as director for a one-year term to expire in 2013; three nominees as a director with a two-year term to expire in 2014; and three nominees as directors with three-year terms to expire in 2015.

•

Amendment to Articles to Authorize Non-Voting Common Stock. Approval of an amendment to our articles of incorporation to authorize a new series of non-voting common stock (“Non-Voting Common Stock”) to permit the conversion of the Mandatorily Convertible Participating Preferred Stock, Series B (“Series B Preferred Stock”) issued in our recent capital raise into, and the exercise of warrants issued to investors for, such Non-Voting Common Stock.

•

Amendment to Articles to Authorize a Reverse Stock Split. Approval of an amendment to our articles of incorporation to (i) effect a reverse stock split of our common stock by a ratio of not less than one-for-five and not more than one-for-ten at any time prior to May 31, 2013, with the exact ratio to be set at a whole number within this range as determined by our Board of Directors in its sole discretion, and (ii) reduce the number of authorized shares of our common stock by the reverse stock split ratio determined by our Board of Directors (the “Reverse Stock Split”).

•	Advisory (non-binding) Vote on Executive Compensation. To consider and approve in an advisory (non-binding) vote on, the compensation of Intermountain executives as disclosed in the proxy statement.

•	2012 Stock Option and Equity Compensation Plan. To approve the adoption of a new equity compensation plan for employees and directors.

•	Ratification of the Appointment of Independent Accountants. To ratify the appointment of Intermountain’s independent registered public accounting firm for 2012.

Why is the Authorization of Non-Voting Common Stock being proposed?

As part of the capital raise that closed on January 23, 2012 (“2012 Capital Raise”), the Company issued to certain investors a newly created series of Series B Preferred Stock which will automatically convert into shares of Non-Voting Common Stock at a conversion price of $1.00 per share subject to shareholder approval. The Company’s articles of incorporation do not currently provide for Non-Voting Common Stock. Accordingly, to satisfy the Company’s obligations under the agreements with certain investors in the 2012 Capital Raise, the Company is asking shareholders to approve an amendment to its articles to authorize Non-Voting Common Stock. A detailed discussion relating to the Non-Voting Common Stock is set forth in “Proposal No. 2. Approval of an Amendment to our Articles to Authorize Non-Voting Common Stock.”

Why is the Reverse Stock Split being proposed?

You may recall that at a special meeting of the shareholders held on February 25, 2010, you were asked to vote on two proposals: an amendment to the Company’s articles of incorporation to increase the number of authorized shares of our common stock, and to authorize a reverse stock split. The amendment to the articles of incorporation was accomplished and the authorized shares of common stock were increased to 300,000,000. Shareholder approval of the Reverse Stock Split at the special meeting was only valid until April 30, 2011. The Board determined not to proceed with the Reverse Stock Split until completion of the 2012 Capital Raise. Accordingly, the proposal to authorize the Reverse Stock Split is being presented for a vote of the shareholders at the 2012 annual meeting.

We are proposing the Reverse Stock Split primarily to increase the market price of our common stock to enhance our ability to meet the initial listing requirements of the NASDAQ Capital Market, and also to make our common stock more attractive to a broader range of investors. Although we have not applied to list our common stock on the NASDAQ Capital Market or any other stock exchange, our Board of Directors has considered taking such action and believes it is in the Company’s and our shareholders’ best interests to position the Company’s common stock for possible listing. In addition, under agreements with investors in the 2012 Capital Raise, the Company is obligated to file a listing application with NASDAQ within one year from the closing, to list the common stock on the NASDAQ Capital Market. Among the initial listing requirements for the NASDAQ Capital Market is currently a $4.00 per share minimum bid price. On April     , 2012, the last reported sale price of our common stock was $         per share. Reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that we will be able to maintain our minimum bid price over $4.00 per share even if we implement the Reverse Stock Split.

In addition, we believe the Reverse Stock Split will make our common stock more attractive to a broader range of investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.

How does the Board of Directors recommend I vote?

The Board of Directors unanimously recommends that you vote:

•	“FOR” the director nominees;

•	“FOR” the articles amendment to authorize Non-Voting Common Stock;

•	“FOR” the articles amendment to authorize the Reverse Stock Split;

•	“FOR” the approval of the advisory (non-binding) vote to approve executive compensation;

•	“FOR” the approval to adopt the 2012 Stock Option and Equity Compensation Plan; and

•	“FOR” the ratification of the appointment of the independent registered public accounting firm.

What vote is required to approve each of the proposals?

Election of Directors. The three nominees for election as directors at the annual meeting with terms that expired in 2011, the three nominees for director whose terms expire at the 2012 annual meeting, and the one director nominee appointed to the class of directors whose term expires in 2013, who receive the highest number of affirmative votes FOR will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

Non-Voting Common Stock and Reverse Stock Split. To approve each of the articles amendments that authorize Non-Voting Common Stock and the Reverse Stock Split, we must receive the affirmative vote FOR the applicable proposal by holders of at least a majority of the total votes entitled to be cast at the annual meeting. Abstentions and broker non-votes (defined below) will have the same effect as a vote against each of these proposals.

Advisory (non-binding) Vote on Executive Compensation. The advisory (non-binding) vote to approve executive compensation requires the affirmative vote FOR the proposal by holders of a majority of the shares present in person or by proxy and voting on the proposal. You may vote for, against or abstain from approving the advisory (non-binding) vote on executive compensation. Abstentions and broker non-votes will have no effect on the outcome of the vote.

2012 Stock Option and Equity Compensation Plan. The affirmative votes FOR by a majority of those shares present in person or by proxy and voting on the proposal are required to approve the 2012 Stock Option and Equity Compensation Plan. You may vote for, against or abstain from approving the plan. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Ratification of the Appointment of the Independent Registered Public Accounting Firm. The proposal to ratify the appointment of Intermountain’s independent registered public accounting firm for 2012 requires the affirmative vote FOR the proposal by holders of a majority of the shares present in person or by proxy and voting on the proposal. You may vote for, against or abstain from the ratification of the independent registered public accounting firm. Abstentions and broker non-votes will have no effect on the outcome of the vote.

How will my proxy be voted?

Shares represented by properly executed proxies that are received in time and not revoked will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the persons named in the proxy will vote the shares represented by the proxy FOR the director nominees, FOR the authorization of the Non-Voting Common Stock; FOR the authorization of the Reverse Stock Split; FOR the approval of the advisory (non-binding) vote to approve executive compensation, FOR the approval of the 2012 Stock Option and Equity Compensation Plan, and FOR the ratification of the independent registered public accounting firm.

Can I revoke my proxy?

Any proxy given by a shareholder may be revoked before its exercise by (1) giving notice to us in writing, (2) delivering to us a subsequently dated proxy, or (3) notifying us at the annual meeting before the shareholder vote is taken.

Who is soliciting proxies?

Our Board of Directors is soliciting proxies from the holders of our common stock, and we will pay the associated costs. Solicitation may be made by Intermountain’s and Panhandle State Bank’s (“Bank”) directors, officers and employees. In addition, we may engage an outside proxy solicitation firm to render proxy solicitation services. If we do, we will pay a fee for such services. Solicitation may be made through the mail, or by telephone, facsimile, or personal interview. We also may reimburse brokerage firms, custodians and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Who is entitled to vote?

Shareholders who owned our common stock as of the close of business on March 29, 2012 (the “Record Date”) are entitled to vote at the annual meeting. There were approximately 20,769,762 shares of our common stock issued and outstanding on the Record Date, and each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Our outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value (the “Series A Preferred Stock”) and our Mandatorily Convertible Cumulative Participating Preferred Stock, Series B, are not entitled to vote at the annual meeting.

What is the quorum requirement for the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is a majority of the total votes entitled to be cast at the annual meeting. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes (defined below) are counted as present for the purpose of determining the presence of a quorum.

Are these proxy materials available on-line?

This Notice of Annual Meeting and proxy statement are available on our Website at www.intermountainbank.com.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholders of Record. If your shares are registered directly in your name with Intermountain’s transfer agent, American Stock Transfer and Trust, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent to you by Intermountain through Broadridge Investor Communications Solutions. As the shareholder of record, you have the right to grant your voting proxy directly to Intermountain or to vote in person at the annual meeting. Intermountain has enclosed a proxy card for you to use. For instructions on voting by telephone or the Internet, please refer to your proxy card, the Notice of Annual Meeting delivered with this proxy statement and the instructions set forth below.

Beneficial Ownership/Broker Non-Votes. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote with respect to the shares you beneficially own. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. A “broker non-vote” occurs when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the proposal is not routine and the broker therefore lacks discretionary authority to vote the shares, and (2) the beneficial owner does not submit voting instructions to the broker. If you do not instruct your broker on how to vote your shares, your broker may vote your shares at this meeting on the ratification of the appointment of the independent registered accounting firm only. If no instruction is given with respect to the election of directors, respective amendments to the articles of incorporation, approval of the advisory (non-binding) resolution on executive compensation or approval of the 2012 Stock Option and Equity Compensation Plan, your broker cannot vote your shares on these proposals.

How do I vote?

You may vote your shares either in person at the annual meeting or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy card in the envelope provided. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders, that is, those shareholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Telephone Voting. You may grant a proxy to vote your shares by telephone by calling 1-800-690-6903. Please see the instructions on the enclosed proxy card.

Internet Voting. You may also grant a proxy to vote your shares by means of the Internet. The Internet voting procedures below are designed to authenticate your identity, to allow you to grant a proxy to vote your shares, and to confirm that your instructions have been recorded properly.

For shares registered in your name. As a shareholder of record, you may go to www.proxyvote.com to grant a proxy to vote your shares by means of the Internet. You will be required to provide our number and the control number, both of which are contained on your proxy card. You will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen, and you will be prompted to submit or revise them as desired.

For shares registered in the name of a broker or bank. Most beneficial owners, whose stock is held in “street name,” receive instructions for granting proxies from their banks, brokers or other agents, rather than a proxy card.

A number of brokers and banks are participating in a program provided through Broadridge Investor Communication Solutions that offers the means to grant proxies to vote shares over the telephone and Internet. If your shares are held in an account with a broker or bank participating in the Broadridge program, you may grant a proxy to vote those shares by calling the telephone number or accessing the website as shown on the instruction form received from your broker or bank.

General information for all shares voted via the Internet or by phone. We must receive Internet or telephone votes by 11:59 p.m. on May 16, 2012. Submitting your proxy via the Internet or by phone will not affect your right to vote in person should you decide to attend the annual meeting.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. We will publish final results in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within four business days after the annual meeting. After the Form 8-K is filed, you may obtain a copy by visiting our Website at www.intermountainbank.com and clicking on the Governance Documents link under Investor Relations, or by writing to: Intermountain Community Bancorp, c/o the Corporate Secretary, P. O. Box 967, Sandpoint, Idaho 83864.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

General

Our amended and restated articles of incorporation (“articles”) and bylaws allow the Board to set the number of directors on the Board within a range of five to fifteen. The articles also authorize the Board to fill vacancies that occur on the Board, including vacancies that are a result of increasing the number of directors. As a result of our successful 2012 Capital Raise, certain investors had the right to appoint a director to the Company and Bank Boards. In addition, as a result of Mr. Bauer’s retirement from the Board and Mr. Smith’s decision not to stand for re-election this year, the Board has set the number of directors at ten. Information regarding the directors’ backgrounds and qualifications is set forth below under each of their biographical summaries.

Directors are generally elected for terms of three years or until their successors are elected and qualified. Our articles provide for staggered terms, with approximately one-third of the directors elected each year, with the classes of directors as near-equal size as possible. In order to maintain an equal number of directors in each class, one of our new directors was appointed to the class of directors whose terms expire in 2013 and the other new director was appointed to the class of directors whose terms expire in 2014. Because the Company did not hold an annual meeting of shareholders in 2011, at the 2012 annual meeting, shareholders will also vote to elect directors whose terms expired in 2011 but who continue to serve, as well as those with terms expiring in 2012. Under applicable corporate law, directors remain directors of a company until their successors are duly elected and qualified, notwithstanding the expiration of their respective term.

Our Nominating/Corporate Governance Committee has recommended, and the Board has nominated Russell J. Kubiak for election as a director for a one-year term to expire at the 2013 annual meeting; Maggie Y. Lyons, Ronald Jones and John L. Welborn, Jr. for election as directors for two-year terms to expire at the 2014 annual meeting of shareholders; and Ford Elsaesser, Curt Hecker and Michael J. Romine for three-year terms to expire at the 2015 annual meeting of shareholders. If any of the nominees should refuse or become unable to serve, your proxy will be voted for the person the Board designates to replace that nominee. We are not aware of any nominee who will be unable to or refuses to serve as a director. As disclosed in prior SEC reports, as a participant in U.S. Treasury’s Capital Purchase Program (“CPP”) implemented in connection with the Troubled Asset Relief Program (“TARP”), in the event we do not pay dividends on the preferred stock issued to Treasury under the CPP for six quarters, whether consecutive or not, Treasury has the right to appoint two directors to the Company’s Board until all accrued but unpaid dividends have been paid. As of the date of this proxy statement, Intermountain has not paid dividends on the preferred stock for nine quarters. Accordingly, although Treasury has not taken such action, it could act to appoint two directors to the Board until such dividend payments are made.

Vote Required

The three nominees for election as directors at the annual meeting with terms to expire in 2014, the three nominees for director with terms to expire in 2015, and the one director nominee appointed to the class of directors whose terms expire in 2013 who receive the highest number of affirmative votes FOR will be elected. Brokers do not have discretion to cast a vote FOR the election of directors. Therefore, if your shares are in street name and you do not instruct your broker how to vote, your shares will not be voted on this proposal.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees to the Board.

INFORMATION WITH RESPECT TO NOMINEES AND OTHER DIRECTORS

The following tables set forth certain information with respect to the director nominees and the other continuing directors.

Director Nominees

Name	Age as of 2/15/12	Primary Occupation
Term to Expire in 2013
Russell J. Kubiak	65	Chief Operating Officer of James Fenton Company, Inc.

Terms To Expire 2014
Maggie Y. Lyons	54	Plan Administrator and Trustee for Metropolitan Creditors’ Trusts
Ronald Jones	56	Chief Financial Officer of Ecolotree, Inc.; Farm Owner/Operator
John L. Welborn, Jr.	34	Director and Co-Chief Investment Officer of Stadium Capital Management, LLC
Terms to Expire 2015
Ford Elsaesser	60	Attorney—Firm of Elsaesser Jarzabek Anderson Elliott & Macdonald Chtd.
Curt Hecker	51	President & CEO of Intermountain; CEO of Panhandle State Bank
Michael J. Romine	71	Retired; Former Vice President & CFO of Inland Northwest Distributing, Inc.
Continuing Directors
Terms Expiring 2013
James T. Diehl	57	Attorney—Firm of J.T. Diehl
John B. Parker	78	Retired Auto Dealer
Jim Patrick	66	Farm Owner/Operator; Idaho State Legislator

Background of Nominees and Continuing Directors

The business experience and any public company directorships of each of the directors for the past five years are described below. Directors of Intermountain also serve as directors of the Bank. Five of the directors (Messrs. Diehl, Elsaesser, Hecker, Parker and Romine) have been directors of Intermountain since the Company’s inception in 1997.

Director Nominees

Ford Elsaesser has been a director of Intermountain since 1997 and of the Bank since 1992. Mr. Elsaesser has a Bachelor of Science degree in forestry from Goodard College, Vermont, and a law degree from the University of Idaho Law School. Mr. Elsaesser is the managing and senior partner of the law firm of Elsaesser Jarzabek Anderson Elliott & Macdonald, Chtd. which he founded in 1980. Mr. Elsaesser has also served as the Idaho Chapter 7 Bankruptcy Trustee in all counties north of Grangeville since 1984, Chapter 12 Bankruptcy Trustee in northern Idaho and eastern Washington since 1986 and as court appointed receiver, examiner and Chapter 11 Trustee in numerous cases. This broad experience in bankruptcy law brings a unique perspective to the Board from a risk management standpoint.

Curt Hecker has been a director and Intermountain’s President and Chief Executive Officer since its inception. Mr. Hecker was hired in 1995 as an Executive Vice President of the Bank. He has served as Chief Executive Officer and director of the Bank since 1996. From 1996 until 2001, Mr. Hecker also served as the Bank’s President. Mr. Hecker earned a Business Administration degree from Boise State University in 1983, and graduated from Pacific Coast Banking School in 1994. Mr. Hecker joined the Bank with 11 years of banking experience as a vice president and manager with a bank that experienced various expansions through numerous mergers and acquisitions. In addition to the experience and knowledge gained through his early career, Mr. Hecker has served on the Board of Directors of Coldwater Creek, Inc., a publicly traded retail company based in northern Idaho, since 1996, and in 2009 joined the Board of Pacific Coast Bankers’ Bank. The Board believes that the CEO’s service as a director is one of primary liaison between the Board and management and as the executive with overall responsibility for executing our strategic plan.

Ronald Jones was appointed to the Intermountain Board in November 2004, following Intermountain’s merger with Snake River Bancorp, Inc./Magic Valley Bank. Mr. Jones served as Chairman of Magic Valley Bank from its opening in 1997 until April 2004. Mr. Jones has a Bachelor’s degree in Agricultural Economics from South Dakota State University and a Master’s degree in Business Administration from Colorado State University. His 15 years of experience as a bank director have included four capital expansions. As an independent consultant and expert witness in the bankruptcy system, he has experience in business modeling and analysis, especially related to agriculture. In the environmental engineering area, Mr. Jones develops life-cycle cost models for comparison of alternative treatment methods. Mr. Jones previously operated a business specializing in computerized accounting systems with an emphasis on clarity of management reports, sensitivity analysis, and risk recognition. Mr. Jones’ prior director experience together with his experience and background in business analysis serves as a valuable resource.

Russell J. Kubiak was appointed a director to the Intermountain and Bank Boards in January 2012, following the closing of Intermountain’s 2012 Capital Raise, pursuant to the securities purchase agreement with JRF, LLC. In 2007, Mr. Kubiak was appointed the Chief Operating Officer of James Fenton Company, Inc., located in Sandpoint, Idaho, and its affiliates, Barrett, LTD, and JRF, LLC. James Fenton Company is a diversified real estate and investment company holding various real estate assets in Idaho and California. It was founded by James Fenton, a former director of Intermountain and the Bank, who was also a founding shareholder until his death in 2005, and prior to the capital raise, was the Company’s largest shareholder. Mr. Kubiak oversees all company assets, personnel supervision and long and short range planning. Prior to his appointment in 2007, Mr. Kubiak served as the President and Chief Executive Officer of Production Finance International, LLC, a company that he founded in 1994. Production Finance International provided transaction based trade financing for small businesses generally importing or exporting consumer and industrial products. Prior to that time, Mr. Kubiak founded Serac, Inc. in 1972, a prominent skiwear products company. Mr. Kubiak holds a degree in communications from the University of Washington.

Maggie Y. Lyons has been a director of Intermountain and the Bank since 2001. Ms. Lyons is currently the sole officer and director of Metropolitan Mortgage and Securities, Inc. and Summit Securities, Inc., and Plan Administrator and Trustee of Metropolitan and Summit Creditors’ Trusts. From July 2004 until February 2006, Ms. Lyons served as the Chief Financial Officer and acting Chief Executive Officer for Metropolitan Mortgage and Securities, and President and Principal Financial Officer of Summit Securities, both located in Spokane, Washington and both of which are in Chapter 11 proceedings. Ms. Lyons was appointed to these positions in July 2004 by the Eastern District of Washington Bankruptcy Court. Ms. Lyons is a Certified Public Accountant and Microsoft Certified Systems Engineer and provided business consulting services prior to working on the Metropolitan and Summit bankruptcy cases. Ms. Lyon’s experience also includes over 20 years dealing with operational and accounting functions in the manufacturing and services industries, and over six years dealing with complex financial instruments in her roles stated above. Ms. Lyons has a Bachelor of Science degree from the University of Idaho where she majored in accounting. In addition, Ms. Lyons has been an active leader and participant in numerous civic and volunteer organizations in Kootenai County since 1989. Ms. Lyons’ financial expertise together with her extensive business and personal network serves as a valuable resource.

Michael J. Romine has been a director of Intermountain since 1997 and the Bank since 1980. Mr. Romine served as the Vice President and Chief Financial Officer of Inland Northwest Distributing, Inc. from 1992 until his retirement in 2007. Mr. Romine has a Bachelor of Science degree in accounting from Montana State University. In addition, he is retired as a partner in PricewaterhouseCoopers, and worked as an auditor and consultant to various businesses, including banks, during his career. Mr. Romine’s financial, accounting and auditing experience provides the Board with the experience and expertise needed as Audit Committee Chair.

John L. Welborn, Jr. was appointed a director to the Intermountain and Bank Boards in January 2012, following the closing of Intermountain’s 2012 Capital Raise pursuant to the securities purchase agreement with Stadium Capital Partners, L.P. and Stadium Capital Qualified Partners, L.P. (collectively, “Stadium”), which gives Stadium the right to designate a nominee so long as they own more than 5% of the Company’s common stock (including all securities convertible into common stock). Mr. Welborn is a Director and Co-Chief Investment Officer of Stadium Capital Management, LLC, an investment firm with offices in Bend, Oregon and New Canaan, Connecticut. Stadium Capital Management, LLC is the sole general partner of Stadium Capital Partners, L.P. and Stadium Capital Qualified Partners, L.P. Mr. Welborn has been with Stadium Capital Management, LLC since 2000, and is responsible for sourcing, researching and monitoring publicly traded and privately negotiated investments for Stadium’s investment partnerships. Mr. Welborn also leads Stadium’s investments in the banking industry and acts as a non-voting observer on the Board of Directors of West Coast Bancorp. Prior to joining Stadium Capital, Mr. Welborn was a financial analyst at The Beacon Group, a $2.0 billion principal investment and advisory firm that is now part of J.P. Morgan Chase & Co. At Beacon, Mr. Welborn was a member of The Mergers & Acquisitions Group, focusing on financial services companies and the Liquid Investments Committee. Mr. Welborn was also part of the deal team advising Chase Manhattan Corp. on its acquisition of J.P. Morgan & Co.

Continuing Directors

James T. Diehl has served as Vice Chairman of the Board of Intermountain since its formation in 1997. Mr. Diehl has been a director of the Bank since 1990 and has served as Vice Chairman of the Board of the Bank since 2001. He is an attorney and has been the sole proprietor of the law firm of J. T. Diehl since 1987. In addition to his law degree which he earned from Gonzaga University, Mr. Diehl also has a degree in Business Administration from the University of Montana. He brings to the Board a familiarity with the north Idaho market based on over 25 years of practicing real estate and business law in the local community, and has an extensive network of business and personal contacts within the Company’s primary market.

John B. Parker has served as Chairman of the Board of Intermountain since its formation in 1997, and has been a director of the Bank since 1980 and Chairman of the Board of the Bank since 1995. Mr. Parker began his career as an auto dealer in Sandpoint in 1957, and retired in June 1999 from Taylor-Parker Motor Company as general manager. Mr. Parker has a degree in business with a major in marketing from the University of Idaho. In addition to his 42 year management career in the auto industry, Mr. Parker has also served and chaired local community boards in Bonner County including 38 years as chairman of the Bonner General Hospital Board, and currently as a member of the Bonner General Hospital Foundation Advisory Board. As a longtime resident and businessman in Sandpoint, Mr. Parker provides an extensive network of business and personal contacts and a valuable perspective with regard to the Company’s primary market.

Jim Patrick was appointed to the Intermountain Board in November 2004, following Intermountain’s merger with Snake River Bancorp, Inc./Magic Valley Bank. Mr. Patrick was a founding director of Magic Valley Bank, and he served on the Snake River Bancorp, Inc. Board from the company’s formation in 2002 until its merger with Intermountain. Mr. Patrick has been the owner/operator of a farm in south central Idaho since 1973 and has served on the boards of various state and national farm organizations. In 2006, Mr. Patrick was elected and continues to serve in the Idaho State Legislature as Representative for District 23. Mr. Patrick has a Bachelor of Science degree from the University of Idaho where he studied agricultural economics and business management. In his role as a member of the Budget Committee of the Idaho State legislature, his responsibilities include annual distribution of billions of dollars of state revenue, including a payroll budget for a government workforce of over 20,000 employees. Mr. Patrick’s agricultural background includes extensive knowledge of water rights issues and their effects on agriculture in southern Idaho. Mr. Patrick’s prior service as a bank director coupled with his extensive budgeting background and long standing in the community provides the Board with valuable resources.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors is committed to good business practices, transparency in financial reporting and strong corporate governance. Intermountain operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Board regularly monitors developments in the area of corporate governance, and our corporate governance policies, practices and committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices.

Board and Company Leadership Structure

The Board of Directors is committed to maintaining an independent Board and for several years, a substantial majority of our Board has been comprised of independent directors. It has further been the practice of Intermountain to separate the duties of Chairman and Chief Executive Officer. In keeping with good corporate governance practices, at this time, the Board believes that the separation of the duties of Chairman and Chief Executive Officer eliminates any inherent conflict of interest that may arise when the roles are combined, and that an independent director who has not served as an executive of the Company can best provide the necessary leadership and objectivity required as Chairman.

Director Qualifications

The Board of Directors believes that each of the Company’s directors should bring a rich mix of qualities and skills to the Board. All of our directors bring to our Board a wealth of leadership experience derived from their service in a variety of professional and executive positions and extensive board experience. The addition of directors Messrs. Kubiak and Welborn bring to our Board a breadth of financial and business experience which we believe will benefit the Company.

The Nominating/Corporate Governance Committee is responsible for the oversight and nomination process for director nominees. The Committee has not historically adopted formal “director qualification standards” for Committee-recommended nominees. However, the Committee annually reviews the experience, qualifications, attributes and skills of each director and nominee as part of its evaluation of whether these are the right individuals to serve on Intermountain’s Board to help Intermountain successfully meet its long-term strategic plans. A more detailed discussion regarding the considerations given by the Committee when considering director nominees is set forth below in the section entitled “Meetings and Committees of the Board of Directors—Nominating/Corporate Governance Committee.”

The director biographical information set forth above summarizes the experience, qualifications, attributes and skills that Intermountain believes qualifies each director to serve on the Board. The Nominating/Corporate Governance Committee and the Board believe each respective director’s professional and business acumen and board experience and the total mix of all directors’ experience and skills are beneficial to the Company and the Board.

Code of Ethics

The Company adopted a Code of Ethics for Senior Financial Officers, which applies to its principal executive officer, principal financial officer, principal accounting officer or controller, as well as to directors and all other employees of the Company and the Bank and its divisions.

You can access the Company’s current Code of Ethics, as well as our Audit, Compensation and Nominating/Corporate Governance Committee charters by visiting our Website at www.intermountainbank.com and clicking on the Governance Documents link under Investor Relations, or by writing to: Intermountain Community Bancorp, c/o the Corporate Secretary, P. O. Box 967, Sandpoint, Idaho 83864.

Director Independence

With the assistance of legal counsel to Intermountain, the Nominating/Corporate Governance Committee has reviewed the applicable legal standards for Board and Board committee member independence, and the criteria applied to determine “audit committee financial expert” status. The Committee has also reviewed a summary of the answers to annual questionnaires completed by each of the directors, which also included any potential director-affiliated transactions.

The Board then analyzed the independence of each director and nominee and determined that the following members of the Board meet the standards regarding “independence” required by applicable law, regulation and NASDAQ listing standards, and that each such director is free of relationships that would interfere with the individual exercise of independent judgment. In determining the independence of each director, the Board considered many factors, including any loans to the directors, each of which (i) were made in the ordinary course of business; (ii) were substantially made on the same terms, including interest rates and collateral as those prevailing at the time for comparable loans with persons not related to the Company or the Bank; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features. Such arrangements are discussed in detail in the section entitled “Certain Relationships and Related Transactions.”

Based on these standards, the Board determined that each of the following current non-employee directors is independent:

Charles L. Bauer	Maggie Y. Lyons
James T. Diehl	John B. Parker
Ford Elsaesser	Jim Patrick
Ronald Jones	Michael J. Romine
Russell J. Kubiak	John L. Welborn, Jr.

In addition, the Board determined that Curt Hecker, the President and Chief Executive Officer of Intermountain, and Jerry Smith, the Executive Vice President of Intermountain and President of the Bank, are not independent because they are executive officers of Intermountain.

Compensation Committee Interlocks and Insider Participation

During 2011, the Compensation Committee consisted of Messrs. Diehl (Chair), Bauer, Elsaesser, Parker and Romine (through April 2011, until committee memberships were reassigned and Mr. Jones replaced Mr. Romine). During 2011, none of our executive officers served on the compensation committee (or equivalent body) or Board of Directors of another entity whose executive officer served on Intermountain’s Compensation Committee.

Shareholder Communications with the Board of Directors

The Company and the Board of Directors welcome communication from shareholders and other interested parties. Communications may be made by writing to the Chairman of the Board, c/o the Corporate Secretary, Intermountain Community Bancorp, P. O. Box 967, Sandpoint, Idaho 83864. A copy of such written communication will also be sent to our Chief Executive Officer. If the Chairman and the Chief Executive Officer determine that such communications are relevant to our operations and policies, such communications will be forwarded to the entire Board for review and consideration.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors met ten times during the fiscal year ended December 31, 2011. Each director attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he or she served, with the exception of Mr. Elsaesser. We encourage, but do not require, directors to attend annual shareholder meetings. In 2011, our independent directors met ten times without management present.

The Board of Directors has established, among others, an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating/Corporate Governance Committee. In addition, the Bank has various committees on which directors serve, including the Loan Review and Trust and Wealth Management Committees.

The following table shows the membership of certain committees of the Board during 2011, following the restructure of committee assignments in April 2011. As of the date of this proxy statement, Messrs. Kubiak and Welborn, who were appointed to the Board in 2012, have not been appointed to any committees of the Board.

Committee Membership

Name	Executive	Audit[2]	Compensation[3]	Nominating[4]
Charles L. Bauer[1]	☑	☑	☑	☑
James T. Diehl	☑	☐	☑*	☑
Ford Elsaesser	☑	☐	☑	☑*
Ron Jones	☐	☑	☑	☐
Russell J. Kubiak	☐	☐	☐	☐
Maggie Y. Lyons	☑	☐	☐	☐
John B. Parker	☑*	☑	☑	☑
Jim Patrick	☐	☑	☐	☑
Michael J. Romine	☑	☑*	☐	☐
John L. Welborn, Jr.	☐	☐	☐	☐

Total Meetings in 2011	1	8	6	4

[1]	Mr. Bauer will retire from the Board at the 2012 annual meeting
[2]	In April 2011, Mr. Jones replaced Ms. Lyons on the Audit Committee.
[3]	In April 2011, Mr. Jones replaced Mr. Romine on the Compensation Committee.
[4]	In April 2011, Mr. Diehl replaced Ms. Lyons, and Mr. Elsaesser assumed the position of Chair of the Nominating/Corporate Governance Committee.
*	Committee Chair

Board’s Authority for Risk Oversight

The Board has ultimate authority and responsibility for overseeing risk management at Intermountain. Some aspects of risk oversight are fulfilled at the full Board level. For example, the Board regularly receives reports from management on overall risk levels in the organization, and a comprehensive review of the various risks faced by the Company, including a prioritization ranking of the various risks, and management’s mitigation strategies. It also receives more specific reports on various risk factors including credit risk, liquidity risk, capital risk, interest rate risk, operational risk, regulatory/compliance risk and technology risk.

The Board delegates other aspects of its risk oversight function to its committees. The Audit Committee oversees financial, accounting and internal control risk management. The Compensation Committee oversees the management of risks that may be posed by the Company’s personnel and compensation practices and programs. The Loan Review Committee oversees credit risk management, and the Rick Management Committee oversees technology and information security risk management along with liquidity, capital and interest-rate risk.

The head of the Company’s internal audit function reports directly to the Audit Committee. The executive officers regularly report directly to the entire Board and to appropriate Board committees with respect to the risks they are responsible for managing. The Company also engages various external companies to assist in performing risk evaluations and suggesting mitigation strategies, particularly involving interest rate risk, technology risk and regulatory risk.

The Compensation Committee oversees the management of risks that may be posed by the Company’s compensation practices and programs. As part of this process, the Compensation Committee is responsible for analyzing the compensation policies and practices for all employees, not just executive management. In its review of these policies and practices, the Compensation Committee has determined that the current policies and practices do not create or encourage risks that are reasonably likely to have a material adverse effect on the Company.

Audit Committee. During 2011, the Audit Committee was comprised of five directors, each of whom was considered “independent” as defined by the NASDAQ listing standards and applicable SEC rules. The Board has determined that Michael J. Romine meets the definition of “audit committee financial expert” as defined by applicable SEC rules.

The Committee operates under a formal written charter, a copy of which is available on our website. As part of its periodic review of audit committee-related matters, the Audit Committee receives updates on relevant legal and regulatory requirements, including all applicable SEC rules as revised from time to time. Even though our stock is not currently listed on NASDAQ, the Audit Committee has also considered the corporate governance listing standards of NASDAQ in reviewing and updating its charter including with respect to committee membership.

The Audit Committee is responsible for the oversight of the quality and integrity of Intermountain’s financial statements, compliance with legal and regulatory requirements, the qualifications and independence of its independent auditors, the performance of its internal audit function and independent auditors, and other significant financial matters. It is the responsibility of management to prepare our financial statements and to maintain internal controls over the financial reporting process. In discharging its duties, the Audit Committee, among other things:

•	has the sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent auditors;

•	reviews and approves the engagement of our independent auditors to perform audit and non-audit services, and fees related to these services;

•	meets independently with our internal auditing department, independent auditors and senior management;

•	reviews the integrity of our financial reporting process;

•	reviews our financial reports and disclosures submitted to bank regulatory authorities;

•	maintains procedures for the receipt, retention and treatment of complaints regarding financial matters; and

•	reviews and has the authority to approve related person transactions.

Compensation Committee. During 2011, the Compensation Committee was comprised of five directors, each of whom satisfies independence criteria under the NASDAQ listing standards and applicable rules of the SEC and IRS. The Compensation Committee reviews the performance of the Company’s Chief Executive Officer and other key employees and determines, approves and reports to the Board on the elements of their compensation and long-term equity based incentives. The Committee may periodically retain an independent outside compensation consulting firm, to assist the Committee in its deliberations regarding executive compensation for the Chief Executive Officer and other key executives. The Compensation Committee is directly responsible for the appointment, compensation and oversight of outside compensation consultants, legal counsel and any other advisors retained by the Committee.

In addition to the processes and procedures discussed above, in determining compensation for the other key executives, the Committee also takes into account public information relating to other public financial institutions, and the recommendations of the Chief Executive Officer. The Chair of the Committee reports to the full Board the actions of the Committee.

In addition the Committee:

•	recommends, if appropriate, new employee benefit plans to the Board of Directors;

•	reviews general compensation and employee benefit plans for all employees; and

•	makes determinations in connection with compensation matters as may be necessary or advisable.

The Compensation Committee operates under a formal written charter, a copy of which is available on our Website.

Nominating/Corporate Governance Committee. During 2011 the Nominating/Corporate Governance Committee (“Nominating Committee”) was comprised of five directors, each of whom is considered “independent” as defined by the NASDAQ listing standards. The Committee is responsible for recommending a slate of directors for election at Intermountain’s annual meeting and appointing directors to fill vacancies as they occur. It is also responsible for (i) considering management succession plans, the appropriate Board size and committee structure and appointments; (ii) determining Board and Committee compensation; and (iii) developing and reviewing corporate governance principles applicable to Intermountain and its subsidiaries in light of emerging standards and best practices and the needs of the Company and its shareholders, and making such recommendations to the full Board as the Committee considers appropriate. The Committee operates under a formal written charter, a copy of which is available on our website.

The Nominating Committee will consider nominees recommended by shareholders, provided that the recommendations are made in accordance with the procedures described in this proxy statement under “Shareholder Proposals and Director Nominations.” The Committee evaluates all candidates, including shareholder-proposed candidates, using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time to time. In deciding whether to recommend incumbent directors for re-nomination, the Committee evaluates Intermountain’s evolving needs, and assesses the effectiveness and contributions of its existing directors through annual director evaluations.

The Nominating Committee is authorized to establish guidelines for the qualification, evaluation and selection of new directors to serve on the Board. The Committee has not, nor does it anticipate adopting specific minimum qualifications for Committee-recommended nominees, nor has the Committee adopted a formal policy relating to Board diversity, although the Committee and the Board value and seek to include members with diverse backgrounds, professional experience and skills, relevant to the Company. The Committee instead evaluates each nominee on a case-by-case basis, including assessment of each nominee’s business experience, involvement in the communities served by the Company, and special skills. The Nominating Committee will also evaluate whether the nominee’s skills are complementary to existing Board members’ skills, and the Board’s need for operational, managerial, financial, technological or other expertise, as well as geographical representation of the Company’s market areas.

The Corporate Governance Guidelines require that within 12 months of commencing service as a director, and continuing thereafter while serving as a director, each director of Intermountain and each director of the Bank shall own shares of Intermountain common stock having a book value of at least $500. All directors have met this stock ownership requirement with the exception of John Welborn who joined the Board in January 2012.

DIRECTOR COMPENSATION

The Nominating Committee has authority over director compensation subject to the Board’s authority to approve changes. All directors, including those who are Company employees, receive fees for their service on the Board of Directors. We review the level of compensation of our directors on an annual basis. To determine the appropriate level of compensation for our directors, we obtain information from a number of different sources, including publicly available data describing director compensation in peer companies and information obtained directly from other companies. Directors receive an annual fee paid in 12 equal payments. The Chairman of the Board and committee chairs receives a higher fee to compensate for the additional work required by those positions.

The following table shows compensation earned during the last fiscal year by our non-employee directors who served on the Board during 2011. Messrs. Kubiak and Welborn are not included in the table as each became a director in January 2012. The footnotes to the table describe the details of each form of compensation paid to directors.

2011 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	All Other Compensation ($)(2)	Total ($)(3)(4)
Charles L. Bauer*	$27,000	$0	$27,000
James T. Diehl	27,000	0	27,000
Ford Elsaesser	26,000	0	26,000
Ronald Jones	27,000	351	27,351
Maggie Y. Lyons	27,000	0	27,000
John B. Parker	33,000	0	33,000
Jim Patrick	18,000	1,013	19,013
Michael J. Romine	28,000	0	28,000

*	Mr. Bauer will retire at the 2012 annual meeting
(1)	Amounts reflect the annual fees paid to directors.
(2)	Represents the premiums paid by Intermountain on behalf of Messrs. Jones and Patrick in connection with the split dollar life insurance arrangements described below in the amounts of $351 and $1,013, respectively.
(3)	At fiscal year-end, each non-employee director held 105 unvested shares of Intermountain common stock granted pursuant to restricted stock awards.
(4)	At fiscal year-end, each non-employee director held in the aggregate outstanding vested stock option awards to purchase shares of Intermountain as follows: Mr. Bauer 364 shares; Mr. Diehl 908 shares; Mr. Elsaesser 908 shares; Mr. Jones 6,353 shares; Ms. Lyons 545 shares; Mr. Parker 545 shares; Mr. Patrick 6,353 shares; and Mr. Romine 908 shares.

Split Dollar Life Insurance. Ronald Jones and Jim Patrick, the two directors of Intermountain who are former directors of Snake River Bancorp, Inc., are parties to split-dollar life insurance agreements with Magic Valley Bank. The Bank has assumed these agreements, which are identical to those with the other former Snake River Bancorp, Inc. directors. Pursuant to the terms of the agreements, (i) the Bank is obligated to pay the premiums on a bank-owned life insurance policy; and (ii) beneficiaries of the directors will receive a certain portion of any death benefits upon the death of the directors.

Amended and Restated Director Stock Plan. Intermountain previously maintained a separate director stock option plan (the “Director Plan”) for the benefit of non-employee directors, under which we generally made annual stock option grants and restricted stock awards to non-employee directors on an annual basis. Options and restricted stock awards granted under the Director Plan typically vested over a five-year period in 20% installments beginning on the first anniversary of the date of grant. Stock options granted under the Director Plan had an exercise price equal to the fair market value of our common stock on the date of grant as determined by the Board, and typically expired ten years from the date of grant. Restricted stock awards did not require payment of a cash purchase price for the shares. The Director Plan had a term of ten years. On January 14, 2009, the term of the Director Plan expired and, upon the recommendation of management and approval of the Board of Directors, it was determined that, due to the economic environment, the Board would not seek to implement a new plan at that time and the stock portion of the compensation paid to Intermountain directors was eliminated for 2009. Although no further awards may be granted under the Director Plan, all outstanding awards are governed by the terms and conditions of the plan. As discussed in this proxy statement, at the 2012 annual meeting, shareholders are being asked to approve a new equity compensation plan whereby eligible employees and directors will have the opportunity to receive stock awards. For a complete description and discussion, please see “Proposal No. 5—Approval of Stock Option and Equity Compensation Plan.”

EXECUTIVE COMPENSATION

The following section describes the compensation that Intermountain paid to its Chief Executive Officer, Chief Financial Officer and the next four most highly compensated executive officers in 2011, each of whom is listed in the Summary Compensation Table (the “Named Executive Officers”). Under SEC rules both Mr. Nagel and Mr. Dean, who replaced Mr. Nagel in October 2011, are included in the Summary Compensation Table. This section includes:

•	Compensation Discussion and Analysis (“CD&A”);

•	Report of the Compensation Committee;

•	Detailed tables showing compensation of the Named Executive Officers; and

•	Narrative disclosure about various compensation plans and arrangements and post-employment and termination benefits.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

We believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and that aligns the executive’s interests with those of the shareholders by rewarding performance against established goals, with the ultimate objective of improving shareholder value. We evaluate both performance and compensation to ensure that we are able to attract, retain and motivate executives of superior ability who are critical to our future success. Under normal circumstances, we believe that the majority of each executive’s annual total compensation opportunity should be directly aligned with our performance, and to this end a significant portion of an executive’s compensation normally should be based on achievement of financial and operational goals and other factors that impact shareholder value. In addition, compensation opportunities provided to our executive officers must remain competitive relative to the compensation paid to similarly situated executives of peer companies. To accomplish these objectives, under normal circumstances, we believe executive compensation packages should include both cash and stock-based compensation with both short-term and long-term incentives in order to reward performance as measured against established goals. However, as discussed more fully below, in light of (i) the restrictions applicable to us as a participant in the U.S. Treasury’s Capital Purchase Program (“CPP”) implemented in connection with the Troubled Asset Relief Program (“TARP”), and (ii) the expiration of our former equity incentive plan, we did not offer the two key executive incentive programs we have historically offered: an annual cash incentive bonus opportunity and an annual restricted stock award. We design our executive compensation program to avoid creating incentives that are inconsistent with the Company’s risk management policies and practices or that would motivate executives to take unnecessary and excessive risks that may threaten the value of the Company in order to achieve such goals. We believe the compensation programs we have traditionally employed are balanced, avoid undue risks to the Company, and have allowed us to retain top quality employees. Given the restrictions under TARP and the expiration of our equity incentive plan, our 2011 executive compensation program did not reflect our traditional balanced approach and, as a result, created additional retention risk. However, in light of the economic environment and the regulatory restrictions applicable to Intermountain, we believe the 2011 executive compensation program was adequate for the short term. As discussed in Proposal No. 5 below, the Board determined to adopt and seek shareholder approval of a new equity incentive plan at the annual meeting which will, if approved, enable us to re-introduce equity compensation as a key element of our overall compensation program.

Impact of TARP Capital Purchase Program Regulations on Executive Compensation

In December 2008, the Company issued and sold $27.0 million of Series A Preferred Stock to the U.S. Treasury, together with a warrant to purchase the Company’s common stock, as a voluntary participant in the CPP. As long as it is a participant in the CPP, the Company must comply with the compensation and corporate governance standards and restrictions under legislation and related Treasury Department rules applicable to CPP participants (the “CPP Rules”). When deciding to participate in the program, our Board evaluated the compensation and governance provisions under applicable law as the law existed at the time, and the impact those provisions would have on the Company, and considered them in light of the support this capital would provide to our lending programs. The CPP Rules, which were adopted after we entered into our agreement with the Treasury, have impacted Intermountain’s executive compensation program, and the 2011 compensation of our Named Executive Officers, in the following key respects:

•

The CPP Rules prohibit, and we did not pay or accrue, any cash incentive bonuses to Messrs. Hecker, Smith, Wright and Ms. Rasmussen in or for 2011. In order to treat all executive officers alike, the Board also determined not to provide a cash incentive bonus opportunity to Mr. Nagel; however, Mr. Dean was given a retention bonus in January 2011, payable in 2012, prior to his becoming an executive officer in October 2011.

•

Although there were no triggering events for any of our Named Executive Officers during 2011, the CPP Rules provide that no severance or change-in-control benefits can be paid or accrued to or for them until Intermountain has repaid the Treasury’s investment in the Company. In December 2008, Messrs. Hecker, Smith, Wright, Nagel and Ms. Rasmussen signed agreements waiving their rights to these benefits for the duration of the Company’s participation in the TARP CPP Program.

•

In accordance with the CPP Rules, we maintained a policy that incentive compensation paid to our Named Executive Officers that later is determined to have been based on materially inaccurate financial information or other performance criteria is subject to recovery or “clawback.”

Overview of Executive Compensation Components in 2011

Our executive compensation program in 2011 consisted of several compensation elements, as illustrated in the table below.

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Base Salary	Core competence in the executive role relative to skills, experience and contributions to the Company.	Provide fixed compensation based on competitive market practices and experience and tenure of each executive.

Long-Term Incentive

Stock Purchase Bonus Program

•    Continued employment with the Company during a 3-10 year bonus payout period for purchasing shares under the Stock Purchase Bonus Program. The CPP Rules prohibit the grant of new awards under this program to covered executives, which for 2011 included Messrs. Hecker, Smith, Wright and Ms. Rasmussen.

Retention Bonus Agreements

•    Continued employment with the Company during a multi-year bonus payout period. The CPP Rules prohibit the grant of new awards under this program to covered executives, which for 2011 included Messrs. Hecker, Smith, Wright and Ms. Rasmussen.

The combination of prior year restricted stock awards, prior awards under the Stock Purchase Bonus Program and pre-existing Retention Bonus Agreements provides a blended focus on:

•    Profitability and the creation of shareholder value

•    Executive ownership of Company stock

•    Retention in a challenging business environment and competitive labor market

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Retirement Benefits

•    Executive officers are eligible to participate in employee benefit plans available to our eligible employees.

•    The Salary Continuation Agreement (“SCA”) is a nonqualified, noncontributory and unfunded program. The SCA is intended to provide additional retirement benefits to certain Named Executive Officers.

The SCA is designed to make total retirement benefits for certain Named Executive Officers commensurate with those in comparable companies.

Welfare Benefits

•    Executives participate in employee benefit plans generally available to our employees, including medical, health, life insurance and disability plans.

•    Continuation of welfare benefits may occur as part of severance upon certain terminations of employment.

These benefits are part of our broad-based total compensation program.

Additional Benefits and Perquisites	• Club memberships • Company provided auto or auto allowance • Life Insurance • Short-Term Disability	Provide additional benefits and perquisites commensurate with the competitive market.

Change in Control and Termination Benefits	We have change in control agreements with certain officers, including our Named Executive Officers. The agreements provide severance benefits if an officer’s employment is terminated following a change in control. As noted above, the CPP Rules prohibit the payment or accrual of any severance or change in control benefit to the Named Executive Officers until we have repaid Treasury’s investment in Intermountain.	Change in control arrangements are designed to retain executives and provide continuity of management in the event of an actual or threatened change in control. The change in control agreements are described in more detail in the section “Post Employment and Termination Benefits.”

As noted above, we have historically offered a short-term cash incentive bonus opportunity and awards of restricted stock as key elements of our executive compensation program. Until we have repaid the Treasury’s investment in Intermountain under the CPP, we will not be able to offer our most senior executives a short-term cash incentive bonus opportunity. Moreover, our former equity incentive plan expired in January 2009 and we did not propose a new equity incentive plan for shareholder approval in 2010 in light of the economic environment and the impact on our shareholders of the recession and Intermountain’s financial performance. Given the constraints of the CPP Rules and the absence of an equity incentive plan, we believe the executive compensation programs used in 2011 and the continuing effects of prior year compensation programs and awards were adequate for the short-term, but create retention risk over the medium- and long-term. To partially address this retention risk and consistent with our compensation philosophy of providing a portion of total compensation in the form of long-term equity compensation to align the interests of our executives and employees with shareholders, we are proposing a new equity incentive plan for shareholder approval as described in Proposal No. 5 below. If shareholders approve the plan, we expect to issue “long-term restricted stock”, as defined by the

CPP Rules, to our executives subject to CPP restrictions on incentive compensation, and appropriate equity incentive awards to other key employees and directors. Generally, “long-term restricted stock” may be issued to covered executives with a value of no more than one-third of total compensation, may not vest in whole or in part sooner than two years after the grant date, and may not be sold except to the extent the Treasury’s investment in Intermountain has been repaid (other than to pay applicable taxes due on vesting).

Determination of Appropriate Pay Levels

Although we have historically targeted total compensation opportunities and base pay of our executive officers by reference to compensation levels at peer institutions, benchmarking was not a material factor in setting 2011 compensation. This was largely due to a salary freeze in 2010, which remained in place for the Named Executive Officers in 2011, and the absence of a short-term incentive opportunity and annual equity award for 2011. In addition, the Compensation Committee was aware of the results of the 2010 advisory vote on executive compensation, which was not a material factor in 2011 compensation decisions given the very high level of shareholder support and the restrictions on our compensation programs noted above.

2011 Base Salary

Our base salary levels reflect a combination of factors including competitive pay levels relative to comparable institutions, each executive’s experience and tenure, our overall annual budget for merit increases, the executive’s individual performance and changes in responsibility. We review salary levels annually to recognize these factors. The Named Executive Officers did not receive a base salary increase in 2011, consistent with a salary freeze in light of the financial challenges facing Intermountain, except for Mr. Dean who received a 2% salary increase prior to his appointment as Chief Credit Officer.

Long-Term Incentives in 2011

As noted above, we did not grant any equity awards to the Named Executive Officers in 2011. We also did not grant any new awards under our Stock Purchase Bonus Program, which the CPP Rules prohibit with respect to Messrs. Hecker, Smith, Wright and Ms. Rasmussen. As shown in the Summary Compensation Table under the “Bonus” column, Ms. Rasmussen received a payment in 2011 under a prior-year award.

Impact of Accounting and Tax Treatment of Compensation

The Committee and management have considered the accounting and tax impacts of various programs designed to balance the potential cost to the Company with the benefit/value to the executive. The Committee generally seeks to maximize deductibility of executive compensation under Internal Revenue Code Section 162(m) while retaining discretion to compensate executives in a manner commensurate with performance and the competitive market for executive talent. Differences in accounting expense for various forms of equity awards under FASB ASC Topic 718 (formerly FAS 123(R)) relative to the value of the awards to recipients have not had, and are not expected to have, a material effect on the selection of forms of equity compensation. As a participant in the CPP, so long as the preferred stock Intermountain sold to the Treasury continues to be held by the Treasury, the Company can deduct only up to $500,000 in annual compensation paid to covered executives, including “performance-based” compensation (which is not subject to the standard $1 million annual limit on tax deductible compensation). This $500,000 limit has not had any impact on Intermountain, since none of our covered executives is compensated at that level. In addition, the change in control provisions described in the section “Post Employment and Termination Benefits” contemplate that the Company will reimburse the amount of excise tax due under Internal Revenue Code Section 280G. However, as discussed below, such termination benefits and related excise tax reimbursement are currently prohibited by the CPP Rules.

Report of Compensation Committee

The Compensation Committee of the Board of Directors makes the following report which, notwithstanding anything to the contrary set forth in any of Intermountain’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

The Compensation Committee of the Board (the “Committee”) met and discussed with management the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K, and based on that review and discussion, the Committee recommended to the Board that the CD&A be included as part of this proxy statement and 2011 Annual 10-K Report.

Pursuant to the requirements of Sections 111(b)(3)(A), 111(b)(3)(E), 111(b)(3)(F) and 111(c) of the Emergency Economic Stabilization Act of 2008, and 31 CFR Part 30.4, the Committee hereby certifies that:

1.	It has reviewed with the Company’s senior risk officers the “senior executive officer” (“SEO”) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of Intermountain;

2.	It has reviewed with the Company’s senior risk officers the Company’s employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to Intermountain; and

3.	It has reviewed the Company’s employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of Intermountain to enhance the compensation of any employee.

The following SEO compensation plans do not contain any features that could reasonably be interpreted to encourage SEOs to take risks:

SEO Compensation Plan	How the Plan Does Not Encourage Taking Risks
Stock Purchase Bonus Program	Program encourages Company stock ownership of executive officers; no risk-taking incentives inherent in the plan.

Employment/Change in Control, and Severance Agreements	Agreements provide fixed cash compensation amounts under various circumstances; no incentive criteria included in the agreements.

Salary Continuation and Split Dollar Agreements	Agreements provide additional retirement benefits; no incentive criteria included in the agreements.

Retention Bonus Agreements	Agreements provide for fixed payments subject only to continued service; no incentive criteria included in the agreements.

The Company’s other SEO compensation plan is listed in the table below, together with an explanation of how it does not encourage SEOs to take unnecessary and excessive risks that threaten the value of Intermountain.

SEO Compensation Plan	How the Plan Does Not Encourage Unnecessary and Excessive Risks that Threaten the Value of Intermountain
Employee Stock Option and Restricted Stock Plan (expired, but prior awards remain outstanding)	Award values are linked to the market price of the Company’s stock; awards vest over a period of years; interests are aligned with shareholders; no risk-taking incentives inherent in the plan.

The following is a list of each general employee compensation plan not listed as an SEO compensation plan above. No general employee compensation plan has any features that could reasonably be expected to expose the Company to material risk. Accordingly, the Committee determined that no plan poses any unnecessary risks to the Company and therefore no plan features need to be limited on that basis. In addition, the Committee determined that no general employee compensation plan links the potential for any material payout to the Company’s reported earnings, and so no such plan can reasonably be viewed as encouraging the manipulation of reported earnings to enhance the compensation of any employee.

General Employee Compensation Plans not Included Among SEO Plans Above

•	General employee incentive bonus plans

•	Guaranteed annual bonus program for certain key employees

2011 Compensation Committee Members

James T. Diehl (Chairperson) * Charles L. Bauer * Ford Elsaesser

Ronald Jones * John B. Parker

Compensation Tables

The following table shows compensation paid or accrued for the last three fiscal years to the Named Executive Officers.

2011 Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)(5)	Total ($)
Curt Hecker,	2011	$230,626	$0	$45,228	$2,458	$278,312
President and CEO of the Company and CEO of the Bank	2010 2009	231,320 231,320	0 0	40,454 36,111	1,762 4,918	273,536 272,349

Jerry Smith	2011	197,055	0	56,433	3,662	257,150
President of the Bank, EVP of the Company	2010 2009	197,640 197,640	0 0	50,476 45,057	3,886 10,833	252,002 253,530

Douglas Wright,	2011	174,709	0	0	5,179	179,888
EVP, Chief Financial Officer and Treasurer of the Company and the Bank	2010 2009	175,271 175,271	0 0	0 0	5,366 10,561	180,637 185,832

John Nagel, (7)	2011	145,763	0	0	2,446	148,209
SVP, former EVP, Chief Credit Officer of the Bank	2010 2009	146,232 146,232	0 0	0 0	2,375 2,703	148,607 148,935

Pamela Rasmussen,	2011	148,566	30,000	0	4,989	183,555
EVP, Chief Operating Officer of the Bank and Asst. Secretary of the Company and the Bank	2010 2009	149,044 149,044	30,000 41,370	0 0	5,594 7,795	184,638 198,209

David Dean (6)	2011	111,840	0	0	258	112,098
SVP and Chief Credit Officer of the Bank

(1)	Includes directors fees of $15,000 paid to each of Messrs. Hecker and Smith during the fiscal year 2011.

(2)	Includes a bonus amount that vested under Ms. Rasmussen’s Stock Purchase Bonus Program Agreement. The terms of the Stock Purchase bonus Program Agreement are discussed below.
(3)	Represents the increase during 2011 in actuarial present values of each Named Executive Officer’s accumulated benefits under the individual Salary Continuation and Split Dollar Agreements.
(4)	Amounts include premiums paid by Intermountain on behalf of Messrs. Hecker and Smith and for Ms. Rasmussen in the amounts of $1,198, $1,359 and $189, respectively, pursuant to their respective split-dollar life insurance agreements.
(5)	Represents amounts paid by the Company to the executive in the form of automobile allowance, club dues and miscellaneous awards
(6)	Effective October 28, 2011, Mr. Dean was appointed to the position of Chief Credit Officer and Mr. Nagel assumed a non-management position with the Bank.

2011 Grants of Plan-Based Awards

There were no grants of equity or non-equity awards under compensatory plans during 2011.

Incentive and Stock Plans

General. Intermountain and the Bank have historically implemented two executive incentive and stock programs: the Executive Incentive Plan and the Stock Purchase Bonus Program, the material terms of which are summarized below. The objectives of the Executive Incentive Plan are to provide the executive officers of Intermountain and the Bank with specific performance objectives and goals, and to motivate such executive officers to reach such objectives and goals. The objectives of the Stock Purchase Bonus Program are to encourage executive stock ownership and promote long term retention of executive officers. For 2011, the Company did not offer these two key incentive programs. The Company historically maintained an equity compensation plan; however, as described below, the plan expired in 2009 and was not effective in 2011. As described in Proposal No. 5 below, we are seeking shareholder approval of a new equity compensation plan at the 2012 annual meeting.

Cash Incentive Plans. The CPP Rules prohibit the payment of any bonus amounts to the top five most highly compensated employees, until the Treasury’s investment in the Company has been repaid. The following description of the cash or stock incentive bonus amounts payable under the respective plans is provided to give shareholders an understanding of amounts that could be payable under these plans if they had been offered and if the employee met the prescribed performance goals and if the CPP Rules no longer applied.

Executive Incentive Plan. The Executive Incentive Plan has historically been designed to provide a cash incentive for management to achieve annual (as opposed to long-term) Company performance goals. The key executives who are eligible to participate in the plan include all of the Named Executive Officers. Under the plan, prior to the beginning of each year, Intermountain’s management selects appropriate performance criteria and develops annual performance goals for Intermountain for approval by the Compensation Committee. However, as discussed more fully in the CD&A, in light of certain restrictions under TARP, the Company did not implement a cash incentive program for 2011.

Stock Purchase Bonus Program. The Company has adopted a Stock Purchase Bonus Program for executive officers and other officers of Intermountain and the Bank. The program is implemented through the execution of individual stock purchase bonus agreements entered into by Intermountain and the officer. The purpose of the program is to encourage and incent officers to own Company stock, thereby further aligning the interests of management with those of Intermountain’s shareholders. Under the agreement, these officers may purchase on the open market shares of Intermountain common stock. If the officer makes such a purchase within the required time frame, the officer will generally be paid a bonus equal to the lesser of (i) the actual dollar amount paid by the officer for Intermountain shares, including fees and/or commissions; or (ii) the maximum award amount. In certain circumstances, however, the Company may elect to pay a bonus greater than the value of the stock required to be purchased under the agreement in order to provide a supplemental bonus opportunity for retention purposes. The bonus is paid to the officer in either three, five or ten annual installments. In order to receive any payment installment, an officer must be a full-time employee on the date such installment is due and payable.

Former Equity Incentive Plan. Intermountain previously maintained an Employee Stock Option and Restricted Stock Plan (“Former Equity Incentive Plan”) that provided for the grant of incentive and non-qualified stock options and restricted stock awards to key officers and employees of Intermountain and/or the Bank. Stock options under the Former Equity Incentive Plan expire ten years from the date of grant, and must have an exercise price of not less than the fair market value of Intermountain stock at the time of grant, as determined by the Board or the Compensation Committee. These awards typically vest over five years in order to motivate long-term performance and to serve as a retention tool for award recipients. However, in the event of a change in control, the agreements provide that all unvested options and restricted stock awards will become fully vested. At December 31, 2011, the number of shares subject to granted but unexercised options and unvested stock awards, as adjusted for subsequent stock splits and stock dividends, was 182,944 shares. The Former Equity Incentive Plan had a term of ten years. On January 14, 2009, the term of the Former Equity Incentive Plan expired and the Board determined that, due to the economic environment, a new plan would not be implemented at that time. As discussed in this proxy statement, at the 2012 annual meeting, shareholders are being asked to approve a new equity compensation plan whereby eligible employees and directors will have the opportunity to receive equity awards. For a complete description and discussion, please see “Proposal No.5—Approval of 2012 Stock Option and Equity Compensation Plan.”

2011 Option Exercises and Stock Vested

	Stock Awards*
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Curt Hecker	1,856	$2,763
Jerry Smith	1,519	2,262
Douglas Wright	1,451	2,161
John Nagel	1,230	1,831
Pamela Rasmussen	1,672	2,473
David Dean	112	166

*	The numbers have been adjusted to reflect all applicable stock splits and stock dividends. No options were exercised in fiscal year 2011. All granted but unvested awards are governed under the terms of the former Equity Incentive Plan and related award agreements.
(1)	Value realized represents the fair market value based on the closing price of the shares at the time of vesting.

2011 Outstanding Equity Awards at Fiscal Year-End

	Option Awards*				Stock Awards*
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Curt Hecker	1,437	0	$5.51	01/01/13	572	(2)	$543
	5,750	0	5.51	01/01/13	1,722	(3)	1,636
Jerry Smith	3,536	0	5.51	01/01/13	455	(2)	432
	0	0	0	—	1,454	(3)	1,381
Douglas Wright	15,263	0	4.82	05/31/12	432	(2)	410
	17,970	0	5.51	01/01/13	1,395	(3)	1,325
	3,952	0	6.12	06/04/13	0		0
	17,097	0	4.79	02/03/14	0		0
John Nagel	3,513	0	4.16	01/01/12	371	(2)	352
	5,990	0	5.51	01/01/13	1,164	(3)	1,106
	10,541	0	6.12	06/04/13	0		0
	9,075	0	4.79	02/03/14	0		0
Pamela Rasmussen	1,089	0	12.95	11/09/14	371	(2)	352
	0	0	0	—	1,186	(3)	1,127
David Dean	182	0	12.95	02/03/14	37	(2)	35
	0	0	0	—	68	(3)	65

*	The numbers have been adjusted to reflect all applicable stock splits and stock dividends. All options are fully vested.
(1)	Based on the closing market price of Intermountain common stock on December 30, 2011 ($0.95).
(2)	Restricted Stock awards became fully vested in February 2012.
(3)	Restricted Stock awards become fully vested in February 2013.

Post Employment and Termination Benefits

The following is a discussion regarding the post employment and termination arrangements currently in place for the Named Executive Officers. The amounts stated are based on the maximum amounts that could be paid under these arrangements. As discussed in detail in the CD&A, compensation paid in the event of termination or change in control is limited by the CPP Rules. We have summarized the agreement provisions to provide shareholders with information about amounts to which the Named Executive Officers would be entitled if the CPP Rules did not apply.

2011 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
	(1)	(2)	(3)
Curt Hecker	SCA/SDA	10 years	$603,591
Jerry Smith	SCA/SDA	10 years	594,568
Douglas Wright	N/A	N/A	N/A
John Nagel	N/A	N/A	N/A
Pamela Rasmussen	N/A	N/A	N/A
David Dean	N/A	N/A	N/A

(1)	The terms of the Salary Continuation Agreement and Split Dollar Agreement (SCA/SDA) are described below.

(2)	Under the terms of the SCA/SDA, executives must, in addition to other conditions, be employed with Intermountain through January 1, 2012.
(3)	The estimated maximum annual retirement benefit payable under the SCA/SDA for Messrs. Hecker and Smith, payable at age 60 is as follows: Mr. Hecker $148,000 and Mr. Smith $111,000.

Salary Continuation Agreement and Split Dollar Agreement. Effective January 1, 2002, the Bank entered into Salary Continuation Agreements and Split Dollar Agreements with Curt Hecker and Jerry Smith. Each of these agreements was amended and restated on January 1, 2008. The purpose of these agreements is to provide Mr. Hecker and Mr. Smith with additional retirement benefits. The agreements are unsecured and unfunded and there are no plan assets. The Bank has purchased a single premium bank owned life insurance policy (“BOLI policy”) on the lives of Mr. Hecker and Mr. Smith and intends to use income from the BOLI policy to offset benefit expenses. All amounts below have been rounded up to the nearest thousand dollars.

The CPP Rules prohibit the payment of any amounts to Messrs. Hecker or Smith for any accelerated vesting of payments on termination or change in control or reimbursement of taxes on payments, until the Treasury’s investment in the Company has been repaid. The following description of the benefits provided in the Salary Continuation Agreement and Split Dollar Agreement that include such payments is provided to give shareholders an understanding of amounts that would be payable if the CPP Rules no longer applied.

Upon reaching age 60 the salary continuation agreements provide for maximum annual payments to Mr. Hecker and Mr. Smith of $148,000 and $111,000, respectively, for a period of ten years. So long as Mr. Hecker and Mr. Smith remain employed by the Bank until January 1, 2012, in the event that the employment of Mr. Hecker or Mr. Smith terminates for any reason and such individual is less than 60 years of age as of such termination (other than for death, disability, for cause or in connection with a change in control, as each term is defined in their respective salary continuation agreements), then Mr. Hecker would receive annual payments ranging from $86,000 to $148,000, and Mr. Smith would receive annual payments ranging from $82,000 to $111,000, depending on the date of their respective termination, during each of the 10 years beginning at age 60. If Mr. Hecker’s or Mr. Smith’s employment is terminated because of disability before the age of 60, each will receive an annual payment ranging from $78,000 to $148,000 (in the case of Mr. Hecker) and $74,000 to $111,000 (in the case of Mr. Smith), depending on the date of disability, during each of the 10 years beginning at age 60. Finally, if Mr. Hecker’s or Mr. Smith’s employment is terminated in connection with a change in control (so long as they are not terminated for cause, as defined), Mr. Hecker and Mr. Smith will be entitled to a lump sum payment of $604,000 to $1,110,000 (in the case of Mr. Hecker) and $595,000 to $834,000 (in the case of Mr. Smith), depending upon the date of the change in control. Furthermore, if Mr. Hecker or Mr. Smith is subject to any excise tax as a result of an acceleration of their respective benefits under his agreement in the event of a change in control, Mr. Hecker and Mr. Smith will receive a cash payment equal to the amount of their respective excise tax.

Under the salary continuation agreement and the split dollar agreement, Mr. Hecker’s estate will receive a one-time payment of $1,110,000 if Mr. Hecker dies before the age of 60, provided that the Bank employed him at the time of death; and, subject to the same conditions, Mr. Smith’s estate will receive a one-time payment of $834,000. The Bank will be the beneficiary of any death proceeds remaining after Mr. Hecker’s or Mr. Smith’s interest has been paid to their respective estates.

The CPP Rules prohibit the payment of any amounts to Messrs. Hecker or Smith for termination of employment or a change in control, including any accelerated vesting of payments or equity awards or the reimbursement of taxes on compensation, until the Treasury’s investment in the Company has been repaid. The following description of the termination and change in control benefits provided in Messrs. Hecker’s and Smith’s respective agreements is provided to give shareholders an understanding of amounts that would be payable if the CPP Rules no longer applied.

Curt Hecker Employment Agreement

Mr. Hecker serves as President and Chief Executive Officer of Intermountain and Chief Executive Officer of the Bank under the terms of an employment agreement that was amended and restated effective January 1,

2008 to, among other things, incorporate and make such modifications as necessary to comply with Section 409A of the Internal Revenue Code (the “Code”). The agreement renewed automatically for a new three-year term on January 1, 2012. The Compensation Committee retained Mr. Hecker’s annual salary for 2011 at the 2008 amount of $216,320. The agreement grants Mr. Hecker four weeks of paid vacation annually and miscellaneous fringe benefits, including use of an automobile, as well as his eligibility to participate in incentive and stock plans made available to executive officers.

If Mr. Hecker’s employment terminates involuntarily without cause or if he voluntarily terminates for any reason, he will be entitled to severance in an amount calculated at twice the average of his annual base salary over the two most recent calendar years payable in one lump sum on the first day of the seventh month after the month following termination. But if Mr. Hecker’s employment terminates involuntarily (i) other than for cause, disability, retirement or death within 24 months after a change in control, or (ii) within the period between the date of entering into a definitive agreement and the effective date of the change in control, or (iii) if he terminates for good reason (as defined in the agreement), his severance would instead be calculated at twice the sum of his average annual base salary and short-term bonus over the two preceding years. The difference between the change-in-control severance amount (twice the average annual base salary and short-term bonus) versus severance payable for employment termination in other contexts (twice the average annual base salary) would also be payable to Mr. Hecker if his employment terminates involuntarily without cause or if he terminates for any reason within 12 months before an agreement for a change in control is entered into. The change-in-control severance is payable on the later of the date his employment terminated, the effective date of the change in control, or the first day of the seventh month after the month in which his employment was terminated.

The employment agreement also provides for reimbursement of certain taxes (“excise tax reimbursement”) if the aggregate benefits payable to Mr. Hecker after a change in control are subject to excise tax under section 4999 of the Code. In general terms, IRC section 280G disallows an employer’s compensation deduction for so-called “excess parachute payments” made to an executive after a change in control. Correspondingly, section IRC 4999 imposes a 20% excise tax on the executive receiving excess parachute payments. Payments made to an executive as the result of a change in control are excess parachute payments if they equal or exceed the executive’s base amount multiplied by three. If the payments equal or exceed that threshold, the 20% excise tax is imposed on payments exceeding the executive’s base amount, and the employer’s compensation deduction is forfeited on those same dollars. The executive’s base amount is his five-year average taxable compensation. The excise tax reimbursement benefit will reimburse Mr. Hecker for the 20% excise tax, but not for any additional excise tax on the reimbursement itself. He will be responsible for all other federal and state taxes (including income taxes) due on the excise tax reimbursement benefit. The excise tax reimbursement benefit would not be a deductible payment to Intermountain or the Bank. For purposes of the calculation under sections 280G and 4999 of benefits payable after a change in control, the total benefits include severance payable under a severance or employment agreement, accelerated payment or accelerated vesting of benefits under compensation arrangements such as stock option plans and salary continuation agreements, and other benefits whose payment or vesting accelerates because of the change in control. Taking into account Mr. Hecker’s potential change-in-control severance benefit under the employment agreement and the benefit payable under his Salary Continuation Agreement, Intermountain does not believe that benefits payable to Mr. Hecker after a change in control would constitute excess parachute payments.

Mr. Hecker’s employment agreement provides that he is entitled to reimbursement of up to $500,000 of legal fees if his employment agreement is challenged after a change in control, regardless of whether Mr. Hecker prevails in such dispute.

Lastly, the employment agreement prohibits Mr. Hecker from competing with Intermountain or the Bank as a director, officer, shareholder, or otherwise during the term of his employment and for two years after termination of his employment. The prohibition against competition terminates immediately after a change in control occurs.

The table below shows the maximum amounts that could be paid to Mr. Hecker under his agreements, without giving effect to the restrictions under the CPP Rules and (i) is based on the executive’s salary at December 31, 2011; and (ii) assumes that a triggering event occurred on December 31, 2011, as well as the aggregate amount allowed to be paid under the CPP Rules.

	Termination/Change in Control Payments Under Employment Agreement				Termination /Change in Control Payments Under Salary Continuation Agreement and Split Dollar Agreement
	Voluntary or Involuntary Termination (without cause) (1)		Involuntary Termination (without cause) or constructive termination in connection with a CIC (2)		Payment Due to Death Prior to Age 60 (3)		Termination Due to Disability Prior to Age 60 (4)		Voluntary or Involuntary Termination (without cause) Due to CIC (5)(6)
Base salary	$432,640		$432,640		$1,110,000		$77,714		$603,589
Short-term bonus	0		0		0		0		0
Fair market values of accelerated equity vesting (7)	0		2,179		0		0		2,179
Total	$432,640		$434,819		$1,110,000		$77,714		$605,768
Total allowed under CPP Rules	$0	(8)	$0	(8)	$1,110,000	(8)	$77,714	(8)	$0	(8)

(1)	Represents two times Mr. Hecker’s average base salary, payable in a lump sum payment.
(2)	Represents two times Mr. Hecker’s average base salary and short-term bonus over the two most recent years, payable in a lump sum payment.
(3)	Represents amount payable to Mr. Hecker’s beneficiaries under the Split Dollar Agreement in the event Mr. Hecker dies while still employed by the Company, payable in a lump sum payment.
(4)	Represents the amount payable each year for a 10-year period based on the accrual balance at December 31, 2011.
(5)	Represents the amount payable based on the accrual balance at December 31, 2011, payable in a lump sum payment.
(6)	No payments will be made in the event of voluntary or involuntary termination outside of a change in control prior to 2012.
(7)	For the purposes of this table, the fair market value of the accelerated vesting of equity awards is based on $0.95, the closing price of Intermountain common stock at December 31, 2011. It is possible that in the event of a change of control, the per share settlement stock price would be substantially higher than that used in this table.
(8)	Represents the aggregate amount allowed to be paid under the CPP Rules and includes: $1,110,000 payable due to death prior to age 60, and $77,714 payable each year for ten years beginning at age 60, if terminated due to disability prior to age 60.

Jerry Smith Employment Agreement

Mr. Smith serves as the Executive Vice President of Intermountain and President of the Bank under an employment agreement that was amended and restated effective January 1, 2008 to, among other things, incorporate and make such modifications as necessary to comply with Section 409A of the Code. The terms of Mr. Smith’s agreement are essentially identical to those of Mr. Hecker’s employment agreement. The term of Mr. Smith’s employment agreement automatically renewed for a new three-year term on January 1, 2011. The Compensation Committee retained Mr. Smith’s annual salary for 2011 at the 2008 amount of $182,640. The agreement promises severance benefits and change-in-control severance benefits on the same terms and calculated in the same manner as Mr. Hecker’s, a potential excise tax reimbursement in connection with a change in control, and reimbursement of up to $500,000 of legal fees if the employment agreement is challenged after a change in control regardless of whether Mr. Smith prevails in such dispute. As with Mr. Hecker, Intermountain does not believe that benefits payable to Mr. Smith after a change in control would constitute excess parachute payments. Mr. Smith’s employment agreement includes a prohibition against competition identical to the prohibition in Mr. Hecker’s agreement, but like Mr. Hecker’s agreement the prohibition against competition would not apply after a change in control occurs.

The table below shows the maximum amounts that could be paid to Mr. Smith under his agreements, without giving effect to the restrictions under the CPP Rules and (i) is based on the executive’s salary at December 31, 2011; and (ii) assumes that a triggering event occurred on December 31, 2011, as well as the aggregate amount allowed to be paid under the CPP Rules.

	Termination/Change in Control Payments Under Employment Agreement				Termination/Change in Control Payments Under Salary Continuation Agreement and Split Dollar Agreement
	Voluntary or Involuntary Termination (without cause) (1)		Involuntary Termination (without cause) or constructive termination in connection with a CIC (2)		Payment Due to Death Prior to Age 60 (3)		Termination Due to Disability Prior to Age 60 (4)		Voluntary or Involuntary Termination (without cause) Due to CIC (5)(6)
Base salary	$365,280		$365,280		$834,000		$73,795		$594,569
Short-term bonus	0		0		0		0		0
Fair market values of accelerated equity vesting (7)	0		1,814		0		0		1,814
Total	$365,280		$367,094		$834,000		$73,795		$596,383
Total allowed under CPP Rules	$0	(8)	$0	(8)	$834,000	(8)	$73,795	(8)	$0	(8)

(1)	Represents two times Mr. Smith’s average base salary, payable in a lump sum payment.
(2)	Represents two times Mr. Smith’s average base salary and short-term bonus over the two most recent calendar years, payable in a lump sum payment.
(3)	Represents amount payable to Mr. Smith’s beneficiaries under the Split Dollar Agreement in the event Mr. Smith dies while still employed by the Company, payable in a lump sum payment.
(4)	Represents the amount payable each year for a 10-year period based on the accrual balance at December 31, 2011.
(5)	Represents the amount payable based on the accrual balance at December 31, 2011, payable in a lump sum.
(6)	No payments will be made in the event of voluntary or involuntary termination outside of a change in control prior to 2012.
(7)	For the purposes of this table, the fair market value of the accelerated vesting of equity awards is based on $0.95, the closing price of Intermountain common stock at December 31, 2011. It is possible that in the event of a change of control, the per share settlement stock price would be substantially higher than that used in this table.
(8)	Represents the aggregate amount allowed to be paid under the CPP Rules and includes: $834,000 payable due to death prior to age 60 and $73,975 payable each year for ten years beginning at age 60, if terminated due to disability prior to age 60.

Executive Severance Agreements for Douglas Wright and John Nagel

The CPP Rules prohibit the payment of any amounts to Messrs. Wright or Nagel for termination of employment or a change in control, including any accelerated vesting of payments or equity awards or, as applicable, the reimbursement of taxes on compensation, until the Treasury’s investment in the Company has been repaid. The following description of the termination and change in control benefits provided in Messrs. Wright’s and Nagel’s respective agreements is provided to give shareholders an understanding of amounts that would be payable if the CPP Rules no longer applied.

The Executive Severance Agreements with Messrs. Wright and Nagel, respectively, amended and restated effective January 1, 2008 (as to Mr. Wright’s agreement) and December 27, 2007 (as to Mr. Nagel’s agreement)

to, among other things, incorporate and make such modifications as necessary to comply with Section 409A of the Code, provide that each of Messrs. Wright and Nagel is entitled to severance if his employment terminates involuntarily (i) other than for cause, disability, retirement or death within 24 months after a change in control, (ii) within the period between the date of entering into a definitive agreement and the effective date of the change in control, or (iii) within 12 months before an agreement for a change in control is entered into, or if he terminates for good reason (as defined in the agreement). The severance payment would be an amount equal to twice the sum of his average annual base salary and short-term bonus over the two most recent calendar years, payable on the later of the date employment is terminated, the effective date of the change in control, or the first day of the seventh month after the month employment is terminated.

Mr. Wright’s Executive Severance Agreement further provides for an excise tax reimbursement if the aggregate benefits payable to Mr. Wright after a change in control are subject to excise taxes under sections 280G and 4999 of the Code, payable under the same terms as described for Mr. Hecker and Mr. Smith. Mr. Wright’s agreement also provides that he is entitled to reimbursement of up to $300,000 of legal fees if his employment agreement is challenged after a change in control, regardless of whether Mr. Wright prevails in such dispute.

Under Mr. Nagel’s Executive Severance Agreement, his severance benefit will be reduced as necessary to avoid application of sections 280G and 4999 of the Code. Mr. Nagel’s agreement also provides that he is entitled to reimbursement of up to $250,000 of legal fees if his employment agreement is challenged after a change in control, regardless of whether Mr. Nagel prevails in such dispute.

The table below shows the maximum amounts that could be paid to Messrs. Wright and Nagel under their respective agreements, without giving effect to the restrictions under the CPP Rules and (i) is based on the executive’s salary at December 31, 2011; and (ii) assumes that a triggering event occurred on December 31, 2011, as well as the aggregate amount allowed to be paid under the CPP Rules.

Name	Termination in Connection with Change in Control (other than for cause, death, disability or retirement)			Total Payments to Executive ($)	Total Allowed Under CPP Rules
	Salary ($) (1)	Short-Term Bonus ($) (1)	Equity Awards ($) (2)
Douglas Wright	$350,542	$0	$1,736	$352,278	$0
John Nagel (3)	$292,464	$0	$1,458	$293,922	$0

(1)	Represents two times the average base pay and short term bonus over the two most recent calendar years, payable in a lump sum payment.
(2)	For the purposes of this table, the fair market value of the accelerated vesting of equity awards is based on $0.95, the closing price of Intermountain common stock at December 31, 2011. It is possible that in the event of a change of control, the per share settlement stock price would be substantially higher than that used in this table.
(3)	Effective October 28, 2011, Mr. Dean was appointed the Chief Credit Officer and Mr. Nagel assumed a non-management position with the Bank.

Executive Severance and Bonus Agreements for Pamela Rasmussen

On March 14, 2007, Intermountain entered into an Executive Severance Agreement with Ms. Rasmussen, which was subsequently amended and restated effective December 28, 2007 to, among other things, incorporate and make such modifications as necessary to comply with Section 409A of the Code. The terms of this agreement are substantially identical in nature to the Executive Severance Agreement with Mr. Nagel, including a provision for reimbursement of up to $250,000 of legal fees in certain circumstances. In addition, as a former director of Snake River Bancorp, Inc., Ms. Rasmussen is a party to a split-dollar life insurance agreement with Magic Valley Bank, which was assumed by the Bank. The terms of this agreement are identical to the split dollar agreements with Messrs. Jones and Patrick, the terms of which are described under “Director Compensation.”

Under the CPP Rules, payments made for severance or a change in control, including any accelerated vesting of payments or equity awards under the Executive Severance Agreement, are prohibited until the Treasury’s investment in the Company has been repaid.

On March 14, 2007, the Company entered into a Stock Purchase Bonus Agreement with Ms. Rasmussen. Under the terms of this agreement, Ms. Rasmussen would be reimbursed up to $200,000 payable over a ten year period, provided Ms. Rasmussen acquired shares of Intermountain common stock prior to November 30, 2007. This agreement was subsequently amended and restated to decrease the required total investment in Intermountain common stock to $100,000. The bonus payable under this agreement remained at $200,000, with the additional $100,000 not used to reimburse stock purchases intended to be a supplemental bonus. As shown in the 2011 Summary Compensation Table, Ms. Rasmussen received a bonus of $30,000 in 2011 under this agreement.

The table below shows the maximum amounts that could be paid to Ms. Rasmussen under her agreements, without giving effect to the restrictions under the CPP Rules and (i) is based on the executive’s salary at December 31, 2011; and (ii) assumes that a triggering event occurred on December 31, 2011, as well as the aggregate amount allowed to be paid under the CPP Rules.

Termination in Connection with Change in Control (other than for cause, death or disability)			Total Payments to Executive ($)	Total Allowed Under CPP Rules
Salary ($)(1)	Short-Term Bonus ($)(1)	Equity Awards ($)(2)
$298,088	$0	$1,479	$299,567	$0

(1)	Represents the two times average base salary and short term bonus over the two most recent calendar years.
(2)	For the purposes of this table, the fair market value of the accelerated vesting of equity awards is based on $0.95, the closing price of Intermountain common stock at December 31, 2011. It is possible that in the event of a change of control, the per share settlement stock price would be substantially higher than that used in this table.

Employee Benefit Plans

401(k) Savings Plan. Intermountain and the Bank have a 401(k) Savings Plan (“401(k) Plan”) covering substantially all employees. An employee must be at least 19 years of age and have six months of service with Intermountain or the Bank to be eligible for the 401(k) Plan (“Effective Date”). Under the 401(k) Plan, participants may defer a percentage of their compensation, the dollar amount of which may not exceed the limit as governed by law. At the direction of the Board of Directors, Intermountain may also elect to pay a discretionary matching contribution equal to a percentage of the amount of the salary deferral made by the participant. The 401(k) Plan provides that contributions made by the employee are 100% vested immediately upon the participant’s Effective Date. Contributions made by the employer vest 50% in year one and 100% in year two.

A committee of the Bank acts as the Plan Administrator of the 401(k) Plan. The general investment options are determined by the Plan’s Administrative Committee.

PROPOSAL NO. 2—APPROVAL OF AN AMENDMENT TO OUR ARTICLES

TO PROVIDE FOR NON-VOTING COMMON STOCK

General

Our Board of Directors has approved an amendment to our articles to authorize up to 100,000,000 shares of Non-Voting Common Stock, as described below, and is hereby soliciting shareholder approval for the amendment.

If approved by our shareholders, the amendment would permit the conversion of the Series B Preferred Stock issued in our 2012 Capital Raise into shares of Non-Voting Common Stock, the exercise of warrants issued to investors for such Non-Voting Common Stock and the purchase of Non-Voting Common Stock pursuant to certain backstop commitments in a rights offering, as described below.

This proposal would amend the first paragraph of Article II of the Articles of Incorporation to read in its entirety as follows:

The total authorized capital stock of the Corporation is Four Hundred One Million (401,000,000) shares, of which Three Hundred Million (300,000,000) shares shall be voting common stock, with no par value (“Voting Common Stock”), One Hundred Million (100,000,000) shares shall be non-voting common stock, with no par value (“Non-Voting Common Stock” and, together with the Voting Common Stock, the “Common Stock”), and One Million (1,000,000) shares shall be preferred stock, with no par value.

This proposal would amend Article II of the Articles of Incorporation to include the following Section 4 in its entirety as follows:

Section 4. NON-VOTING COMMON STOCK: Except as set forth in Article XII, the Non-Voting Common Stock shall in all respects carry the same rights and privileges as Voting Common Stock (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding up of the Corporation) and be treated the same as Voting Common Stock (including in any merger, consolidation, share exchange or other similar transaction); provided, that if the Corporation shall in any manner split, subdivide or combine (including by way of a dividend payable in shares of Voting Common Stock or Non-Voting Common Stock) the outstanding shares of Voting Common Stock or Non-Voting Common Stock, the outstanding shares of the other such class of stock shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share, and provided further that no dividend payable in Voting Common Stock shall be declared on the Non-Voting Common Stock and no dividend payable in Non-Voting Common Stock shall be declared on the Voting Common Stock, but instead, in the case of a stock dividend, each class of Common Stock shall receive such dividend in like stock.

This proposal would amend the Articles of Incorporation to include the following Article XII in its entirety as follows:

ARTICLE XII

Certain Voting Provisions

Section 1. VOTING COMMON STOCK: Each holder of Voting Common Stock, as such, shall be entitled one vote for each share of Voting Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote; provided, however, that except as otherwise required by law, holders of Voting Common Stock, as such, shall not be entitled to vote on any amendment to these Second Amended and Restated Articles of Incorporation (including any Certificate of Designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Articles of Incorporation (including any Certificate of Designation of any preferred stock) or under the Act.

Section 2. NON-VOTING COMMON STOCK: The holders of Non-Voting Common Stock, as such, shall have no voting power and shall not be entitled to vote on any matter except as otherwise required by law or as otherwise expressly provided for herein. Notwithstanding the foregoing, and in addition to any other vote required by law, the affirmative vote of a majority of the outstanding shares of Voting Common Stock or Non-Voting Common Stock, voting separately as a class, as the case may be, shall be required to amend, alter or repeal (including by merger, consolidation or otherwise) any provision of this Second Amended and Restated Articles of Incorporation that adversely affects the powers, preferences or rights of the Voting Common Stock or Non-Voting Common Stock, respectively, contained herein in a manner that is materially adverse from the effect of such amendment, alteration or repeal on the other class of Common Stock.

This proposal would amend the Articles of Incorporation to include the following Article XIII in its entirety as follows:

ARTICLE XIII

Conversion

Any holder of Voting Common Stock may at any time and from time to time elect to convert any number of shares of Voting Common Stock then held by such shareholder into an equal number of shares of Non-Voting Common Stock with the prior approval of the Board of Directors acting in its reasonable discretion. Any holder of Non-Voting Common Stock may convert any number of shares of Non-Voting Common Stock into an equal number of shares of Voting Common Stock, but only if such conversion is simultaneous with or following (i) a transfer that is part of a widely distributed public offering of Voting Common Stock, (ii) a transfer that is part of a private placement of Voting Common Stock in which no one party acquires the rights to purchase in excess of 2% of the Voting Common Stock then outstanding, (iii) a transfer of Voting Common Stock to an underwriter for the purpose of conducting a widely distributed public offering, (iv) following a widely distributed public offering, a transfer of Voting Common Stock not requiring registration under the Securities Act of 1933, as amended, in reliance on Rule 144 thereunder in which no one party acquires in excess of 2% of the Voting Common Stock then outstanding or (v) a transfer to a person that would control more than 50% of the “voting securities” of the Corporation as defined by the Board of Governors of the Federal Reserve System without giving effect to such transfer (collectively, the “Conversion Conditions”). If the Corporation ceases to be a bank holding company or ceases to control any depository institution it had acquired, then the Conversion Conditions shall lapse and any holder of Non-Voting Common Stock may convert such shares of Non-Voting Common Stock into Voting Common Stock without limitation as described herein. Until presented and surrendered for cancellation following such conversion, each certificate representing shares of Voting Common Stock or Non-Voting Common Stock, as applicable, in respect of which a conversion election has been made and, if required, approved in accordance with the previous sentence shall be deemed to represent the number of shares of Voting Common Stock or Non-Voting Common Stock, as applicable, into which such shares have been converted, and upon presentation and surrender of such certificate the holder thereof shall be entitled to receive a certificate for the appropriate number of shares of Voting Common Stock or Non-Voting Common Stock, as applicable. Upon a conversion pursuant to this Article XIII, each converted share of Voting Common Stock or Non-Voting Common Stock, as applicable, shall be retired. The Corporation shall from time to time reserve for issuance the number of shares of Non-Voting Common Stock into which all outstanding shares of Voting Common Stock may be converted, and shall reserve for issuance the number of shares of Voting Common Stock into which all outstanding shares of Non-Voting Common Stock may be converted.

Reasons for Proposed Amendment

The primary purpose of this proposed amendment is to satisfy our obligations under the Securities Purchase Agreements that we entered into with certain investors in connection with the 2012 Capital Raise (the “Purchase Agreements”). Due to restrictions on the percentage of voting securities that could be held by several investors in the 2012 Capital Raise under applicable regulations and guidance from the Board of Governors of the Federal

Reserve System, in order to raise the amount of capital necessary to accomplish the goals of the 2012 Capital Raise the Board determined to offer non-voting securities to such investors. Because our Articles of Incorporation do not currently authorize the issuance of Non-Voting Common Stock, our Board of Directors approved the creation and issuance of Series B Preferred Stock, with such rights preferences and privileges as approved by our Board of Directors, out of our authorized and unissued preferred stock. The Series B Preferred Stock was designed to closely approximate the economic and limited voting characteristics of Non-Voting Common Stock, assuming our shareholders authorize Non-Voting Common Stock by June 30, 2012.

In connection with the 2012 Capital Raise, we issued 698,992.96 shares of Series B Preferred Stock for $50.00 per share and issued warrants to certain investors to purchase up to 1,700,000 shares of Non-Voting Common Stock at $1.00 per share (or, if exercised before the Non-Voting Common Stock was authorized by shareholders, to purchase an equivalent number of shares of Series B Preferred Stock) (the “Warrants”).

Additionally, under the terms of the Purchase Agreements, we also agreed to conduct a rights offering (the “Rights Offering”) to shareholders who were holders of record on the business day immediately preceding the closing of the 2012 Capital Raise. Such shareholders will be offered non-transferable rights to purchase shares of Common Stock at the same per share purchase price of $1.00 used in the 2012 Capital Raise with respect to shares of our Common Stock, for an estimated aggregate offering of up to $8.7 million. In the event the Rights Offering is undersubscribed, certain of the investors in the 2012 Capital Raise are required to purchase on a pro rata basis in a private placement any shares of Common Stock that are not purchased pursuant to the Rights Offering. The investors that provided these backstop commitments (the “Backstop Investors”) are subject to certain overall ownership limitations described in their respective Purchase Agreements and may therefore, at their option, elect to purchase a like number of shares of Non-Voting Common Stock in lieu of their obligation to purchase all or a part of the shares of Common Stock that they would be obligated to buy pursuant to such commitments (or, if shareholders do not approve this amendment, a number of shares of Series B Preferred Stock subsequently convertible into shares of Non-Voting Common Stock).

Therefore, shareholder authorization of the Non-Voting Common Stock is required in order to permit the full conversion of the outstanding Series B Preferred Stock, the exercise of the Warrants to purchase Non-Voting Common Stock, and the purchase of Non-Voting Common Stock in lieu of Common Stock pursuant to the Backstop Investors’ commitments in the Rights Offering. We agreed in the Purchase Agreements to promptly seek shareholder approval of an amendment to our Articles of Incorporation to authorize the Non-Voting Common Stock.

The proposed authorized number of 100,000,000 is greater than the number of shares of Non-Voting Common Stock that would be required to permit conversion of all shares of Series B Preferred Stock that have been issued or may be issued under the Warrants or the Backstop Investors’ commitments to backstop the Rights Offering. The proposed amendment will therefore also provide us with the flexibility to issue additional shares from time to time as our Board of Directors may determine for future financings, strategic business relationships, stock-based incentives to employees, directors and consultants and for other general corporate purposes.

Accordingly, for the reasons discussed above, we believe the authorization of the Non-Voting Common Stock is in the Company’s and our shareholders’ best interest and we are seeking shareholder approval of Proposal No. 2 as set forth in this proxy statement.

Potential Effects of Proposed Amendment

If the authorization of the Non-Voting Common Stock is approved by our shareholders, then on the first business day following such approval, each share of Series B Preferred Stock outstanding will automatically convert into 50 shares of Non-Voting Common Stock, which equals to a total of 34,949,648 shares of Non-Voting Common Stock issuable upon full conversion of the Series B Preferred Stock issued at the closing of the 2012 Capital Raise. Upon such conversion, all shares of Series B Preferred Stock will cease to exist and will resume the status of authorized and unissued shares of our preferred stock, and all other rights of the holders of such Series B Preferred Stock will terminate.

If the authorization of the Non-Voting Common Stock is approved by our shareholders, the Warrants will be exercisable for 1,700,000 shares of Non-Voting Common Stock rather than an equivalent number of shares of Series B Preferred Stock.

The Rights Offering may be fully subscribed, and if the Rights Offering is not fully subscribed, Backstop Investors may satisfy their backstop commitments by purchasing Common Stock if not prohibited to do so by their ownership limitations. Therefore, if the authorization of the Non-Voting Stock is approved by our shareholders, we cannot state with certainty how many shares of Non-Voting Common Stock will be purchased but we estimate that up to 4,830,561 shares of Non-Voting Common Stock may become issuable upon the purchase of Non-Voting Common Stock by Backstop Investors.

If the authorization of the Non-Voting Common Stock is approved by our shareholders, an estimated total of 41,480,209 shares of Non-Voting Common Stock will be issuable pursuant to the conversions and transactions discussed above.

Holders of the Non-Voting Common Stock will not receive any voting rights, including the right to elect any directors, other than limited voting rights as required by law and with respect to matters significantly and adversely affecting the rights and privileges of the Non-Voting Common Stock. The holders of Non-Voting Common Stock, as such, shall have no voting power and shall not be entitled to vote on any matter except as otherwise required by law or as otherwise expressly provided for in the amendment to our articles, if approved. The Non-Voting Common Stock shall in all other respects carry the same rights and privileges as our Common Stock (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding up) and be treated the same as our Common Stock (including in any merger, consolidation, share exchange or other similar transaction); provided, that if we shall in any manner split, subdivide or combine (including by way of a dividend payable in shares of Common Stock or Non-Voting Common Stock) the outstanding shares of Common Stock or Non-Voting Common Stock, the outstanding shares of the other such class of stock shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share, and provided further that no dividend payable in Common Stock shall be declared on the Non-Voting Common Stock and no dividend payable in Non-Voting Common Stock shall be declared on the Common Stock, but instead, in the case of a stock dividend, each class of Common Stock shall receive such dividend in like stock.

Our Board of Directors can determine whether, when and on what terms the issuance of shares of Non-Common Voting Stock may be warranted in connection with any future actions. As a consequence, if the authorization of the Non-Voting Common Stock is approved by our shareholders, the increased number of authorized shares of Non-Voting Common Stock would be available for issuance without further action by our shareholders, subject to applicable law or regulation.

Potential Effects of Proposed Amendment on Common Stock Shareholders

If the authorization of the Non-Voting Common Stock is approved by our shareholders, shares of Common Stock will subsequently become issuable upon conversion in full of the estimated 41,480,209 shares of Non-Voting Common Stock once certain transfers made in accordance with, and as permitted by guidance and policies established by the Board of Governors of the Federal Reserve System occur. The converted shares of Common Stock would have the same rights and privileges as the shares of our Common Stock currently issued and outstanding, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid. Due to the fact that any issuance of additional shares of Common Stock would increase the total number of shares of Common Stock outstanding, as a result of the approval of the authorization of the Non-Voting Common Stock, existing holders of Common Stock as a class will experience dilution in their percentage ownership, voting power and earnings per share.

Potential Effects if Proposed Amendment is not Approved

If the authorization of Non-Voting Common Stock is not approved, the Series B Preferred Stock will remain outstanding and will not convert into Non-Voting Common Stock. Additionally, if the Warrants are exercised prior to shareholder approval of this amendment, those Warrants will be exercisable for shares of Series B Preferred Stock. Also, if the shares are undersubscribed in the Rights Offering, those investors who made backstop commitments will only have the option to purchase Series B Preferred Stock in lieu of Common Stock to fulfill their commitment.

The holders of Series B Preferred Stock are entitled to certain rights under the terms of the Series B Preferred Stock. If the authorization of Non-Voting Common Stock is not approved, such entitlement will continue as long as the Series B Preferred Stock, as applicable, remains outstanding. In particular, with respect to dividend rights and rights on liquidation, winding-up and dissolution, the Series B Preferred Stock ranks on a parity with our Series A Preferred Stock and senior to our Common Stock. Holders of Series B Preferred Stock may have different interests from the holders of our Common Stock, and could vote to block certain transactions, even when considered desirable by, or in the best interests of, the holders of our Common Stock.

Under the terms of the Series B Preferred Stock, until the authorization of the Non-Voting Common Stock is approved, and prior to June 30, 2012, if we pay a dividend or other distribution in respect of our Common Stock, the then holders of the Series B Preferred Stock shall be entitled to receive a cash dividend equal to the product of (x) the per share dividend or other distribution paid in respect to each share of our Company Common Stock and (y) the number of shares of Common Stock into which our Series B Preferred Stock is convertible.

Additionally, if the authorization of the Non-Voting Common Stock is not approved by June 30, 2012, then, until such approval is subsequently attained, holders of the Series B Preferred Stock shall be entitled to receive dividends at an annual rate equal to 15%, where such rate is calculated with respect to the original issue price of $50.00 per share of Series B Preferred stock.

In the event that this Proposal No. 2 is not approved at this Shareholder Meeting, we are required under the terms of the Purchase Agreements to include a proposal to approve (and our Board of Directors is required to unanimously recommend approval of) the authorization of Non-Voting Common Stock at a meeting of our shareholders no less than once in each subsequent six-month period, with such six-month period to commence on Thursday May 17, 2012.

Votes Required to Approve the Non-Voting Common Stock

The affirmative vote of a majority of the total votes entitled to be cast at the annual meeting and voting on this matter is required to approve the authorization of the Non-Voting Common Stock. Brokers do not have discretion to cast a vote FOR the approval of the Authorization of Non-Voting Common Stock without your direction. Therefore, if your shares are in street name and you do not instruct your broker how to vote, your shares will not be voted on this proposal.

The Board of Directors recommends that shareholders vote FOR the Authorization of the Non-Voting Common Stock.

PROPOSAL NO. 3—APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF

INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK

General

Our Board of Directors has approved an amendment to our articles to effect a reverse stock split, as described below, subject to approval of the amendment by our shareholders and further board discretion whether to implement the reverse split, and is hereby soliciting shareholder approval for the amendment.

If approved by our shareholders, the Reverse Stock Split would permit (but not require) our Board of Directors to effect a reverse stock split of our common stock (including Non-Voting Common Stock) at any time prior to May 31, 2013 by a ratio of not less than one-for-five and not more than one-for-ten, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion. We believe that enabling the Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our shareholders. In determining a ratio, if any, following the receipt of shareholder approval, the Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Depending on the ratio for the Reverse Stock Split determined by the Board of Directors, five, six, seven, eight, nine or ten shares of existing common stock, as determined by the Board of Directors, will be combined into one share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the Board of Directors. The amendment to the articles that is filed to effect the Reverse Stock Split, if any, will include only the reverse split ratio determined by the Board of Directors to be in the best interests of our shareholders and all of the other proposed amendments at different ratios will be abandoned.

If the Reverse Stock Split is effected, we will also proportionately reduce the number of authorized shares of our common stock, as described below in “Authorized Shares.” Accordingly, we are also proposing to adopt amendments to our articles to reduce the total number of authorized shares of common stock, depending on the reverse split ratio determined by the Board of Directors. The amendment to our articles that is filed in connection with the Reverse Stock Split, if any, will include only the total number of authorized shares of common stock determined by the Board of Directors to be in the best interests of shareholders and all of the other proposed amendments for different numbers of authorized shares will be abandoned. If the Board of Directors abandons the Reverse Stock Split, it will also abandon the related reduction in the number of authorized shares.

To avoid the existence of fractional shares of our common stock, shareholders of record who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled to receive an additional fraction of a share of common stock to round up to the next whole share.

The Reverse Stock Split, if approved by our shareholders, would become effective upon the filing (the “Effective Time”) of articles of amendment to our articles with the Secretary of State of the State of Idaho. The exact timing of the filing of the articles of amendment that will affect the Reverse Stock Split will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to the

Company and our shareholders. However, under the agreements with investors in the 2012 Capital Raise, the Company is obligated to use its best efforts to make application to list its Common Stock on Nasdaq by January 23, 2013. Filing the article amendment is a necessary step in order to list on Nasdaq.

This proposal would amend the first paragraph of Article II of the Articles of Incorporation to read in its entirety as follows:

“The total authorized capital stock of the Corporation is [            ] Million (        ,000,000) shares, of which [            ] Million (        ,000,000) shares shall be common stock, with no par value, and One Million (1,000,000) shares shall be preferred stock, with no par value. Upon the filing and effectiveness (the “Effective Time”) pursuant to the Idaho Business Corporation Act of these articles of amendment, each [five] [six] [seven] [eight] [nine] [ten] shares of common stock issued and outstanding immediately prior to the Effective Time shall be combined and changed into one (1) validly issued, fully paid and non-assessable share of common stock without any further action by this Company or the holder thereof, subject to the treatment of fractional share interests as described below. No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares of common stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined.”

Reasons for Proposed Amendment

The Board of Directors is submitting the Reverse Stock Split to our shareholders for approval with the primary intent of increasing the market price of our common stock to enhance our ability to meet the initial listing requirements of the NASDAQ Capital Market and make our common stock more attractive to a broader range of investors. Although we have not applied to list our common stock on the NASDAQ Capital Market or any other stock exchange, our Board of Directors has considered taking such action and believes it is in the Company’s and our shareholders’ best interests to position the Company’s common stock for possible listing. In addition, under agreements with investors in the 2012 Capital Raise, the Company is obligated to file a listing application with NASDAQ within one year from the closing, to list the common stock on the NASDAQ Capital Market. Among the initial listing requirements for the NASDAQ Capital Market is a $4.00 per share minimum bid price. On             , 2012, the last reported sale price of our common stock was $            per share. As discussed below, the Reverse Stock Split should have the effect of increasing the market price of our common stock. In addition to increasing the market price of our common stock, the Reverse Stock Split would also reduce certain of our costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our shareholders’ best interests.

We believe that the Reverse Stock Split will enhance our ability to list our common stock on the NASDAQ Capital Market, which requires, among other items, that the bid price for our common stock be no less than $4.00 per share. Reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that we will be able to maintain our minimum bid price over $4.00 per share even if we implement the Reverse Stock Split.

In addition, we believe the Reverse Stock Split will make our common stock more attractive to a broader range of investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which we in turn believe would enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

In addition to increasing the price of our common stock, we believe that a Reverse Stock Split will provide us and our shareholders with other benefits. Currently, the fees that we pay for custody and clearing services are all based on or related to the number of shares being held or cleared as applicable. Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and tax that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Potential Effects of Proposed Amendment

If shareholders approve the Reverse Stock Split and the Board of Directors determines to effect it, the number of shares of common stock issued and outstanding will be reduced, depending upon the reverse stock split ratio determined by the Board of Directors. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Bid and ask prices for our common stock will continue to be quoted in the Pink Sheets and on the OTC Bulletin Board under the symbol “IMCB.OB,” although the OTC Bulletin Board will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Time to indicate that a reverse stock split has occurred.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. Shareholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive shares of post-Reverse Stock Split common stock.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of shares of common stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split common stock to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Instead, shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. For example, if the Board of Directors selects a Reverse Stock Split of one-for-ten, then a shareholder who currently holds 1,000 shares on a pre-split basis would be issued 100 whole shares on a post-split basis.

Authorized Shares

When the Board of Directors elects to effect the Reverse Stock Split, we will also reduce the number of authorized shares of common stock in proportion to the reverse stock split ratio. The reduction in the number of authorized shares would be effected by the filing of the articles of amendment to our articles, as discussed above. The table below shows the number to which authorized shares of common stock will be reduced resulting from the listed hypothetical reverse stock split ratios indicated below:

Reverse Stock Split Ratio	Number of Authorized Shares Following Reverse Stock Split
1 – for -5	60,000,000
1 – for -6	50,000,000
1 – for -7	42,857,142
1 – for -8	37,500,000
1 – for -9	33,333,333
1 – for -10	30,000,000

The actual number of authorized shares after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board of Directors

Effect of the Reverse Stock Split on Outstanding Options, Warrants, Restricted Stock Awards and Employee Plans

Based upon the Reverse Stock Split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options or warrants entitling the holders to purchase shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. In addition, the number of shares deliverable upon the settlement or vesting of restricted stock awards will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio determined by the Board of Directors.

Accounting Matters

The proposed amendments to our articles will not affect the par value of our common stock per share, which will remain no par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (IRC), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of December 31, 2011. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the common stock surrendered, and the holding period for the common stock received should include the holding period for the common stock surrendered.

Non-U.S. Holders

The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder includes a beneficial owner of our common stock that is a foreign corporation or who is a non-resident alien individual. Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split.

Appraisal Rights

Under Idaho law and our articles, holders of our common stock will not be entitled to appraisal rights with respect to the Reverse Stock Split.

Votes Required to Approve the Reverse Stock Split

The affirmative vote of a majority of the total votes entitled to be cast at the annual meeting and voting on this matter is required to approve the Reverse Stock Split. Brokers do not have discretion to cast a vote FOR the approval of the Reverse Stock Split without your direction. Therefore, if your shares are in street name and you do not instruct your broker how to vote, your shares will not be voted on this proposal.

The Board of Directors recommends that shareholders vote FOR the Reverse Stock Split.

PROPOSAL NO. 4—ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Under applicable law and implementing regulations, as a participant in the U.S. Treasury’s Capital Purchase Program, we are providing you the opportunity, as a shareholder, to endorse or not endorse our executive pay programs and policies through the following resolution:

“RESOLVED, that the shareholders approve the compensation of executive officers as described in the Compensation Discussion and Analysis and the tabular disclosures regarding Named Executive Officer compensation (together with the accompanying narrative disclosures) in this proxy statement.”

The vote is not binding on the Board of Directors and may not be construed as overruling a decision by the Board of Directors, nor creating or implying any additional fiduciary duty by the Board of Directors, nor be construed to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee values the opinions that our shareholders express in their votes and will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required and Board Recommendation

The proposal to approve the advisory (non-binding) vote on executive compensation requires the affirmative vote FOR a majority of the shares present and voting on this matter. Brokers do not have discretion to cast a vote FOR the approval of the Advisory (Non-Binding) Vote on Executive Compensation without your direction. Therefore, if your shares are in street name and you do not instruct your broker how to vote, your shares will not be voted on this proposal.

The Board of Directors unanimously recommends a vote “FOR” approval of the compensation of executive officers as described in the Compensation Discussion and Analysis and the tabular disclosures regarding Named Executive Officer compensation (together with the accompanying narrative disclosures) in this proxy statement.

PROPOSAL NO. 5—APPROVAL OF 2012 STOCK OPTION AND EQUITY COMPENSATION PLAN

We have historically maintained stock plans for the benefit of our employees and directors. Both our employee stock plan and director stock plan were originally adopted in 1999, and each expired in January 2009. Due to the economic environment, the Board determined not to implement a new plan at that time. With the improvement of the economy, and to provide appropriate incentive and retention tools in light of CPP Rules restrictions, the Board discussed and approved proceeding with the implementation of a new stock plan and is presenting to the shareholders for approval a 2012 Stock Option and Equity Compensation Plan (referred to herein as the “2012 Equity Plan”) that will provide awards to eligible employees and directors.

The Board believes that stock-based incentives are essential to attract and retain the services of individuals who are likely to make significant contributions to our success, to encourage ownership of our common stock by employees and directors, and to promote our success by providing both rewards for exceptional performance and long-term incentives for future contributions to the Company.

Stock options and stock awards may be granted under the 2012 Equity Plan to eligible employees (including persons newly hired but not yet working) and directors, but non-employee directors and newly hired employees who have not begun work may not be granted “incentive stock options” as described below.

As proposed, the 2012 Equity Plan authorizes the issuance of up to 1,000,000 shares of common stock (or approximately 5% of outstanding shares at February 29, 2012), of which only 200,000 (or approximately 1% of outstanding shares at February 29, 2012) may be subject to grants of awards to directors.

The Board recommends that shareholders approve the 2012 Equity Plan in order to allow the Company to continue to offer stock options, restricted stock, and alternative equity awards to employees and directors as part of its overall compensation package. The material features of the 2012 Equity Plan are summarized below. A copy of the full text of the 2012 Equity Plan is attached hereto as Appendix A.

Material Terms of the 2012 Equity Plan

The 2012 Equity Plan provides for the issuance of both incentive stock options and nonqualified stock options. Additionally, the 2012 Equity Plan provides for the issuance of restricted stock, stock appreciation rights and restricted stock units. Under the 2012 Equity Plan, an award of a stock option, restricted stock, stock appreciation award, stock appreciation right or restricted stock unit is referred to as an “Award.”

The 2012 Equity Plan is unlimited in duration, although to the extent required by the Code, no Incentive Stock Option may be granted on a date that is more than 10 years from the date of the 2012 Equity Plan or amendment increasing shares available under the 2012 Equity Plan. The 2012 Equity Plan may be terminated at any time by the Board. Any shares subject to an Award that are forfeited will be returned and made available for further grant under the 2012 Equity Plan.

The 2012 Equity Plan is administered by the Compensation Committee.

Stock Options. Options granted under the 2012 Equity Plan may include incentive stock options intended to meet the requirements of an “incentive stock option” as defined in Section 422 of the Internal Revenue Code and “non-qualified options.”

The option price for each option granted under the 2012 Equity Plan is determined by the Compensation Committee, but may not be less than 100% of the fair market value on the date of grant. “Fair market value” means the closing sale price of Intermountain’s common stock as reported on the applicable stock exchange or quotation system, or, if no sale price is reported, the mean of the closing bid and ask prices on that date. Stock options may not be repriced or repurchased for cash or exchanged for other securities at a time when the exercise price exceeds the fair market value of Intermountain common stock without prior shareholder approval. The exercise price for shares purchased upon the exercise of an option must be paid in cash or such other consideration, including already owned shares of Intermountain common stock, acceptable to the Compensation Committee.

The terms of options granted to employees will be fixed by the Compensation Committee. No incentive stock option will be exercisable after 10 years from the date of grant. Each option is subject to a vesting schedule determined by the Compensation Committee. The 2012 Equity Plan sets forth various expiration dates in the event of the termination of service by an optionee.

Restricted Stock Awards. A Restricted Stock Award means a share of common stock issued to an employee or director that is subject to restrictions and conditions. The Restricted Stock Award is evidenced by a written agreement that contains terms and conditions consistent with those of the 2012 Equity Plan. No cash or other consideration need be paid for shares of common stock subject to an Award, other than in the form of services performed under terms and conditions determined by the Committee. Certificates representing the Award may be held in escrow. Shares of common stock that are part of an Award will vest upon satisfying conditions determined by the Committee, including, for example, completing a specified number of years of service or attaining performance goals. Any portion of an Award that is not vested because the specified objectives were not attained is forfeited. An employee or director holding a Restricted Stock Award (both vested and unvested) will have the rights of a shareholder (including voting, dividend and liquidation rights) with respect to the shares subject to the Award.

For so long as the Preferred Stock Intermountain issued and sold to the Treasury is outstanding, only “long-term restricted stock” is permitted by the CPP Rules to be issued to our to five most highly compensated employees, none of which may vest sooner than two years after the grant date, and which cannot be sold except to the extent Intermountain has repaid Treasury’s investment in the Company (other than to pay applicable taxes).

Restricted Stock Unit. A Restricted Stock Unit means the right to receive common stock or a payment in cash in an amount equal to the fair market value of such common stock on the date of exercise. A Restricted Stock Unit is evidenced by a written agreement that contains terms and conditions consistent with those of the 2012 Equity Plan. No cash or other consideration need be paid for shares of common stock subject to an Award, other than in the form of services performed under terms and conditions determined by the Committee. An employee or director holding a Restricted Stock Unit will have none of the rights of a shareholder until such time as shares, if any, are actually issued. Any portion of an Award that is not vested because the specified objectives were not attained is forfeited.

Stock Appreciation Right. A Stock Appreciation Right means the right to receive payment in cash or common stock in an amount equal to the excess of the fair market value of the common stock on the date of exercise compared to the fair market value of the common stock on the date of grant. The Stock Appreciation Right is evidenced by a written agreement that contains terms and conditions consistent with those of the 2012 Equity Plan.

Tax Consequences

Incentive Stock Options. Holders of incentive stock options incur no federal income tax (other than potential alternative minimum tax) on the grant or exercise of such options. When stock received upon exercise of an incentive stock option is sold at a gain, the holder incurs tax at capital gain rates, provided the stock is treated in its hands as a capital asset. The Company will generally not be entitled to a deduction for any amount relating to stock issued under an incentive stock option. The exercise price of incentive stock options may be no less than the fair market value of the common stock of Intermountain at the time of grant.

Although there is no limit on the aggregate fair market value of stock that can be subject to an incentive stock option, to the extent the fair market value of stock (measured at the date of grant) with respect to which the option becomes exercisable for the first time during a calendar year exceeds $100,000, then the option shall be treated as a nonqualified stock option to the extent of the excess. For example, if an option that otherwise qualifies as an incentive stock option is granted in the current calendar year to acquire 20,000 shares at an exercise price of $10 per share (the fair market value of the stock at the time the option is granted) and the option can be exercised to acquire all 20,000 shares in the current calendar year, then the option will be treated as an incentive stock option with respect to 10,000 shares and a nonqualified stock option with respect to the remaining 10,000 shares. On the other hand, if the option is granted in the current calendar year, but it provides that it can be exercised to acquire 10,000 shares in the current calendar year and 10,000 shares in the following calendar year, then the option will be treated as an incentive stock option with respect to all 20,000 shares, even if the grantee chooses to not exercise any part of the option in the current calendar year and instead waits until the following calendar year to exercise the option to acquire 20,000 shares.

Nonqualified Stock Options. The holder of a nonqualified stock option recognizes income subject to federal income tax on the date of exercise of such option. The holder is taxed on the excess of (i) the fair market value of the stock (measured on the date of exercise) acquired upon exercise of the option over (ii) the option exercise price. The income is taxable at ordinary income rates and the Company is entitled to a deduction for the amount included by the holder in income. The exercise price of nonqualified options granted under the Plan may be no less than the fair market value of the common stock of Intermountain at the time of grant.

Restricted Stock Awards. A grantee of Restricted Stock will generally not be subject to federal income tax with respect to the stock at the time of grant if the stock is subject to a substantial risk of forfeiture. Instead, the grantee is subject to federal income tax with respect to such stock in the taxable year in which the stock is transferable or is no longer subject to such substantial risk of forfeiture, whichever is applicable. The amount that the grantee must include in gross income with respect to the restricted stock is the excess of the fair market value of the stock at the time it is transferable or no longer subject to a substantial risk of forfeiture, whichever is applicable, over the amount (if any) that was paid for the stock. In lieu of the foregoing, a grantee of restricted stock can make a special election under Section 83(b) of the U.S. Internal Revenue Code to include in gross income, for the taxable year in which the stock is granted, the excess of the fair market value of the stock at the time of grant over the amount (if any) paid for the stock. The Company is entitled to a deduction for the amount included by the grantee in income.

Restricted Stock Units. The grant of a Restricted Stock Unit will result in no income to the grantee or deduction for the Company until such time as payments are actually made to the grantee under the Restricted Stock Unit. At the time the Company makes such payment, the grantee will recognize ordinary income and the Company will be entitled to a deduction measured by the fair market value of the shares, if any, plus cash transferred to the grantee. Income tax withholding would be required.

Stock Appreciation Rights. The grant of a Stock Appreciation Right will result in no income to the grantee or deduction for the Company until such time as payments are actually made to the grantee under the Stock Appreciation Right. At the time the Company makes such payment, the grantee will recognize ordinary income and the Company will be entitled to a deduction measured by the fair market value of the shares, if any, plus cash transferred to the grantee. Income tax withholding would be required.

Voting to Approve the 2012 Equity Plan

The affirmative vote of a majority of those shares present and voting on this matter is required to approve the 2012 Equity Plan. Brokers do not have discretion to cast a vote FOR the approval of the 2012 Equity Plan without your direction. Therefore, if your shares are in street name and you do not instruct your broker how to vote, your shares will not be voted on this proposal.

The Board of Directors unanimously recommends that you vote FOR the approval of the 2012 Equity Plan as described above.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of February 15, 2012, regarding the shares of Intermountain common stock beneficially owned by (i) each person (other than executive officers or directors whose stock ownership is listed below), known by Intermountain to own beneficially more than 5% of Intermountain’s common stock, (ii) each director of Intermountain, (iii) each executive officer of Intermountain, which includes the Named Executive Officers, and (iv) all directors and executive officers of Intermountain as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as noted below, to our knowledge, each holder has sole voting and investment power with respect to shares of Intermountain common stock listed as owned by such person or entity. The number of shares beneficially owned is based on the shares of our common stock outstanding on February 15, 2012. Share figures in the table below have been adjusted for all stock splits and stock dividends to date. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of February 15, 2012 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Principal Shareholders (5% or More Owners Exclusive of Directors and Officers)

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned	Percentage of Outstanding Common Stock
Stadium Capital Management, LLC 199 Elm Street New Canaan CT, 06840 (1)	3,093,269	14.9%

Castle Creek Capital Partners IV, LP c/o Castle Creek Advisors IV LLC 6051 El Tordo Rancho Santa Fe, CA 92067 (2)	2,055,260	9.9%

Covenant Investors 10914 Hefner Point Drive, #304 Oklahoma City, OK 73120 (3)	1,660,815	8.0%

Ulysses Management One Rockefeller Plaza, 20th Floor New York, NY 10020 (4)	1,500,000	7.2%

(1)	Based on the Schedule 13D filed on February 2, 2012, includes 2,845,807 shares of common stock owned directly by Stadium Capital Partners, L.P. (“Stadium L.P.”) and 247,462 shares of common stock directly by Stadium Capital Qualified Partners, L.P. (“Stadium Qualified”). Stadium Capital Management, LLC (“Stadium LLC”) is the general partner of Stadium L.P. and Stadium Qualified, each of which are limited partnerships. Alexander M. Seaver and Bradley R. Kent are the managers of Stadium LLC. Stadium LLC, through Stadium L.P. and Stadium Qualified also owns 298,134.62 shares of Mandatorily Convertible Participating Preferred Stock, Series B of Intermountain which will automatically convert into shares of a Non-Voting Common Stock at a conversion price of $1.00 per share upon approval by the Intermountain shareholders of the article amendment set forth in “Proposal No. 2” and a warrant to purchase 850,000 shares of Non-Voting Common Stock at an exercise price of $1.00 per share.
(2)

Based on the Schedule 13D filed on February 2, 2012 by Castle Creek Capital Partners IV, LP (“Fund IV”), a limited partnership, Castle Creek Capital IV LLC, a limited liability company (“CCC IV”), John M. Eggemeyer, a managing principal of Castle Creek Capital LLC and CCC IV and William J. Ruh, a

managing principal of Castle Creek Capital LLC and CCC IV. Fund IV also owns 318,894.80 shares of Mandatorily Convertible Participating Preferred Stock, Series B of Intermountain which will automatically convert into shares of a Non-Voting Common Stock at a conversion price of $1.00 per share upon approval by the Intermountain shareholders of the article amendment set forth in “Proposal No. 2” and a warrant to purchase 850,000 shares of Non-Voting Common Stock at an exercise price of $1.00 per share.
(3)	Based on the shares issued in the 2012 Capital Raise pursuant to the securities purchase agreement dated January 20, 2012.
(4)	Based on the Schedule 13G filed on February 2, 2012, includes 1,000,000 shares of common stock owned directly by Ulysses Partners L.P. (“UP LP”) and 500,000 shares of common stock owned directly by Ulysses Offshore Fund Ltd. (“UOF”). Ulysses Management LLC (“UM LLC”) serves as the management company to UP LP and to UOF. Joshua Nash LLC is the managing general partner of UP LP. Joshua Nash is the sole member of Joshua Nash LLC, the President of UOF and the managing member of UM LLC.

Directors and Named Executive Officers

Name and Position	Number of Shares of Common Stock Owned (1)(2)		Percentage of Outstanding Common Stock
John B. Parker, Chairman	140,057	(3)	*
James T. Diehl, Vice Chairman	245,481	(4)	1.2%
Curt Hecker, Director, President and CEO of the Company and CEO of the Bank	191,898	(5)	*
Charles L. Bauer, Director	196,751	(6)	*
Ford Elsaesser, Director	429,610	(7)	2.1%
Ronald Jones, Director	80,611	(8)	*
Russell J. Kubiak, Director	2,000		*
Maggie Y. Lyons, Director	232,413	(9)	1.1%
Jim Patrick, Director	94,992	(10)	*
Michael J. Romine, Director	1,018,150	(11)	4.9%
Jerry Smith, Director, Executive Vice President of the Company and President of the Bank	134,878	(12)	*
John L. Welborn, Jr., Director	0		*
John Nagel, SVP, former EVP and Chief Credit Officer of the Bank	44,499		*
David Dean, SVP and Chief Credit Officer of the Bank	29,265	(13)
Douglas Wright, EVP, Chief Financial Officer and Treasurer of the Company and the Bank	86,926	(14)	*
Pamela Rasmussen, EVP and Chief Operating Officer of the Bank and Assistant Secretary of the Company and the Bank	19,384	(15)	*
All directors and executive officers as a group (16 persons)	2,946,915		14.1%

*	Denotes less than 1%
(1)	Includes shares subject to options that could be exercised within 60 days of the Record Date as follows: 545 shares each for Mr. Parker and Ms. Lyons; 908 shares for each of Messrs. Diehl, Elsaesser, and Romine; 7,187 shares for Mr. Hecker; 3,536 shares for Mr. Smith; 6,353 shares for Messrs. Jones and Patrick; 364 shares for Mr. Bauer; 25,606 shares for Mr. Nagel; 54,282 shares for Mr. Wright; 1,089 shares for Ms. Rasmussen; 182 shares for Mr. Dean, and 108,766 shares for all directors and executive officers as a group.
(2)	Includes shares of restricted stock subject to vesting requirements as follows: 105 shares held by Messrs. Parker, Diehl, Bauer, Elsaesser, Romine, Jones, Patrick, and Ms. Lyons; 2,294 shares held by Mr. Hecker; 1,909 shares held by Mr. Smith; 1,535 shares held by Mr. Nagel; 1,827 shares held by Mr. Wright; 1,557 shares held by Ms. Rasmussen; 105 shares held by Mr. Dean, and 10,067 shares for all directors and executive officers as a group.

(3)	Includes 54,780 shares held in the Parker Family LLC of which Mr. Parker is co-manager with his spouse; 3,000 shares held in an IRA for Mr. Parker; and 66,123 shares held jointly with spouse.
(4)	Includes 9,695 shares held jointly with spouse; 78 shares held by spouse; 283 shares held in an IRA for spouse; 314 shares held in an IRA for the benefit of Mr. Diehl; and 170,459 shares held in the Diehl Family LLC of which Mr. Diehl is a managing member.
(5)	Includes 164,523 shares held in the Hecker Family Trust; 17,182 shares held in an IRA account for the benefit of Mr. Hecker; 356 shares held in a custodial account for son; and 356 shares held jointly with son.
(6)	Includes 111,140 shares held in the Bauer Family Trust; 45,153 shares held in IRA accounts for the benefit of Mr. Bauer; and 39,989 shares held in IRA accounts for the benefit of Mr. Bauer’s spouse.
(7)	Includes 2,195 shares held jointly with spouse; 2,944 shares held by Mr. Elsaesser’s son and daughters; 400,975 shares held in a pension fund trust for the benefit of Mr. Elsaesser; and shares held in pension fund trusts of which Mr. Elsaesser is trustee as follows: 6,055 shares for Joseph Jarzabek; 1,291 shares for Donna La Rue; 356 shares for Lois LaPointe; 77 shares for Sherylee Foster; 401 shares for Deborah Hillen; and 81 shares for the benefit of Darla Kuhman.
(8)	Includes 3,375 shares held jointly with spouse; 7,242 shares held in an IRA account for the benefit of Mr. Jones’ spouse; and 8,860 shares held in an IRA account for the benefit of Mr. Jones.
(9)	Includes 205,720 shares held jointly with spouse and 1,280 shares held in a profit sharing plan for the benefit of Ms. Lyons’ spouse.
(10)	Includes 78,214 shares held jointly with spouse; 280 shares held by spouse; 220 shares held in an IRA account for the benefit of Mr. Patrick’s spouse; and 9,363 shares held in IRA accounts for the benefit of Mr. Patrick.
(11)	Includes 1,179 shares held in the Romine Educational Trust; 5,454 shares held by Mr. Romine’s spouse; and 503,203 shares held in the Romine Family LLC.
(12)	Includes 112,035 shares held in the Smith Family Trust; and 17,398 shares held in IRA accounts for the benefit of Mr. Smith.
(13)	Effective October 28, 2011, Mr. Dean was appointed Chief Credit Officer of the Bank. Includes 5,021 shares that Mr. Dean holds in Domino Investments LLC.
(14)	Includes 1,298 shares that Mr. Wright holds jointly with his spouse.
(15)	Includes 16,738 shares held by Ms. Rasmussen in the Rasmussen Family Trust.

Officers

The following table sets forth information with respect to the executive officers who are not directors or nominees for director of Intermountain, including employment history for the last five years. All executive officers are elected annually and serve at the discretion of the Board.

Name	Age	Position	Has Served as an Officer of the Company Since
David Dean	57	SVP & Chief Credit Officer of Bank	2011
John Nagel	61	SVP, former EVP & Chief Credit Officer of Bank	2001
Douglas Wright	47	EVP, Chief Financial Officer and Treasurer of the Company and the Bank	2002
Pamela Rasmussen	51	EVP and Chief Operating Officer of the Bank and Assistant Secretary of the Company and the Bank	2004

Background of Executive Officers

David Dean was appointed Chief Credit Officer of the Bank October 28, 2011, in connection with an internal reorganization of Intermountain and the Bank. Mr. Dean has been employed with the Bank for 11 years and most recently served to oversee the Special Assets Group and Credit Risk Management team. Mr. Dean replaced John Nagel, who had served as Executive Vice President of the Company and Chief Credit Officer of the Bank, and has been appointed to a non-management position with the Bank.

John Nagel joined the Company in 2001 and served as the Executive Vice President and Chief Credit Officer of the Bank until the internal reorganization in which he assumed a non-management position with the Bank effective October 28, 2011. Prior to that time Mr. Nagel served as Credit Approval Officer at Washington Trust Bank from December 1999 to May 2001.

Douglas Wright joined the Company in 2002. Prior to that time Mr. Wright served as Senior Vice President and Production Manager at Sterling Savings Bank from June 1996 to May 2002.

Pamela Rasmussen joined the Company in 2004 as Senior Vice President and Chief Operating Officer. In 2006, Ms. Rasmussen was promoted to Executive Vice President and Chief Operating Officer. Prior to joining the Company, Ms. Rasmussen was the Vice President of Operations and Cashier at Stockman Financial Corporation from March 2000 to April 2002, and the Operations Officer and Chief Financial Officer of Snake River Bancorp, Inc. (the former holding company of Magic Valley Bank) from April 2002 to November 2004.

PROPOSAL NO. 6—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP (“BDO”) to serve as the independent registered public accounting firm for Intermountain and its subsidiaries for the year ending December 31, 2012, and any interim periods. BDO has advised Intermountain that it will have in attendance at the annual meeting one or more representatives who will be available to respond to appropriate questions presented at the annual meeting. Such representatives will have an opportunity to make a statement at the annual meeting if they desire to do so. If the required number of votes does not ratify the appointment of BDO, the Audit Committee will take that into account for future selection of independent registered public accountants.

Vote Required and Board Recommendation

The proposal for the shareholders to ratify the selection of BDO as our independent registered public accounting firm requires the affirmative vote FOR of a majority of the shares present and voting on this matter.

The Board of Directors unanimously recommends that Shareholders vote “FOR” the proposal to ratify the appointment of BDO as the independent auditors for Intermountain for 2012.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP, an independent registered public accounting firm, performed the audit of our consolidated financial statements, which include our subsidiary Panhandle State Bank, for the year ended December 31, 2011. In addition, the effectiveness of Intermountain’s internal controls over financial reporting as of December 31, 2011 has been audited by BDO USA, LLP.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees charged to Intermountain by BDO, for audit services rendered in connection with the audited consolidated financial statements and reports for the 2011 and 2010 fiscal years and for other services rendered during the 2011 and 2010 fiscal years.

Fee Category	Fiscal 2011	% of Total	Fiscal 2010	% of Total
Audit Fees	$401,200	85%	$404,500	84%
Audit-Related Fees	43,300	9%	21,000	4
Tax Fees	30,050	6%	59,875	12
All Other Fees	0	0%	0	0

Total Fees	$474,550	100	$485,375	100%

Audit Fees. Consists of fees billed to Intermountain for professional services rendered by BDO in connection with the audit of our financial statements and review of financial statements included in Intermountain’s Form 10-Qs and 10-Ks, fees for services performed in relation to compliance with Sarbanes Oxley Rule 404, or services by BDO in connection with statutory or regulatory filings or engagements.

Audit-Related Fees. Consists of fees relating to the audit of the employee benefit plan and HUD compliance fees for 2010 and 2011.

Tax Fees. Consists of fees related to the preparation of Intermountain’s consolidated federal and state tax returns and tax consulting services.

All Other Fees. There were no other fees incurred for 2011 or 2010.

In considering the nature of the services provided by BDO, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with BDO and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act, as well as the American Institute of Certified Public Accountants.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, compliance services, consulting services and other services. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval to its chairman or one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.

Report of Audit Committee

The Audit Committee of the Board of Directors makes the following report which, notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

The Audit Committee operates under a written charter that is reviewed annually by the Board of Directors and complies with all current regulatory requirements. Our agendas are controlled by the Committee Chair.

The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibilities relating to our corporate accounting and reporting practices, and the quality and integrity of our financial reports. The purpose of the Committee is to serve as an independent and objective party to monitor our financial reporting process and internal control system, review and appraise the audit effort of our independent accountants and internal auditing department, and maintain free and open means of communication between the Board of Directors, the independent accountants, financial management, and the internal audit department.

The Audit Committee is responsible for assuring the independence of the independent auditor and for retention, supervision and termination of the independent auditor. The independent auditor reports directly to the Audit Committee. The Committee has established a policy for approval of non-audit related engagements awarded to the independent auditor. Such engagements must not impair the independence of the auditor with respect to Intermountain, as prescribed by the Sarbanes Oxley Act of 2002 (“Sarbanes Act”). As a result, payment amounts are limited and non-audit related engagements must be approved in advance by the Committee. The Audit Committee determines the extent of funding that we must provide to it, and has determined that such amounts are sufficient to carry out its duties.

Management has the primary responsibility for our financial statements and reporting process, including the system of internal controls and reporting. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee monitors the integrity of our financial reporting process and system of internal controls and monitors the independence and performance of our independent auditors and internal auditors.

With respect to the year ended December 31, 2011, in addition to its other work, the Committee:

•	reviewed and discussed with management the audited consolidated financial statements of Intermountain as of and for the year ended December 31, 2011;

•	reviewed and discussed with management the results of management’s assessment of the Company’s internal control over financial reporting;

•

discussed with BDO USA, LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent auditor during its examination of our financial statements;

•

received from BDO USA, LLP, written disclosures and the letter from the independent registered public accountants required by Rule 3526, “Communications with Audit Committees Concerning Independence,” of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the firm’s independence; and

•

discussed with our internal and independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examination, their evaluations of our internal controls and the overall quality of our financial reporting.

The Committee recommended, based on the review and discussion summarized above, that the Board of Directors include the audited consolidated financial statements in Intermountain’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC. The Audit Committee also appointed and recommended to the Board for approval and ratification the retention of BDO USA, LLP, as the Company’s independent registered public accounting firm for 2011. The Board has approved and ratified the appointment.

2011 Audit Committee Members

Michael J. Romine (Chairperson) * Charles L. Bauer * Ronald Jones

John B. Parker * Jim Patrick

COMPLIANCE WITH SECTION 16(A) FILING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934 requires that all of our executive officers and directors and all persons who beneficially own more than 10 percent of our common stock file reports with the SEC regarding beneficial ownership of Company stock. We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filings.

Based solely on our review of the copies of the filings which we received for the fiscal year ended December 31, 2011, or written representations from certain reporting persons, we believe that the reporting persons made all filings required by Section 16(a) on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 23, 2012, pursuant to securities purchase agreements effective as of January 20, 2012 with Castle Creek Capital Fund IV (“Castle Creek”), affiliates of Stadium Capital Management, LLC (“Stadium” and, collectively with Castle Creek, the “Lead Investors”), and 14 other investors (each an “Investor,” and collectively, the “Investors”), in which the Investors purchased an aggregate of $47.3 million in (i) an aggregate of 12,350,352 shares of the Company’s Common Stock for $1.00 per share, (ii) an aggregate of 698,992.96 shares of the Company’s Series B Preferred Stock for $50.00 per share, which Series B Preferred Stock will convert automatically at $1.00 per share into shares of Non-Voting Common Stock, upon shareholder approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to authorize such Non-Voting Common Stock, and (iii) warrants to purchase up to 1,700,000 shares of the Non-Voting Common Stock at $1.00 per share. Among the Investors were seven of the Company’s directors (or affiliated entities) and JRF, LLC, an affiliate of the James Fenton Company, Inc., which beneficially owned 5.5% of the Company’s common stock at closing. The parties (or affiliates) with a value of securities that individually exceeded $120,000 and who purchased Company’s securities are: (i) JRF, LLC: $2,500,000; (ii) Michael J. Romine: $2,000,000; (iii) Ford Elsaesser: $325,000; and (iv) Maggie Y. Lyons $200,000. In addition, pursuant to their respective securities purchase agreements, JRF, LLC and Stadium have appointed Messrs. Kubiak and Welborn, respectively, to the Company’s Board of Directors.

Transactions between Intermountain or its affiliates and related persons (including directors and executive officers of Intermountain and the Bank, or their immediate families) must be approved by the Audit Committee of the Board. A transaction between a “related person” shall be consummated only if the Audit Committee approves or ratifies such transaction in accordance with the procedures established by the Board in accordance with its lending and Corporate Governance Policy, and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

Intermountain and the Bank have had, and expect to have in the future, banking transactions, including loans, in the ordinary course of business with directors, executive officers, and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, which transactions do not involve more than the normal risk of collectability or present other unfavorable features.

OTHER BUSINESS

The Board knows of no other matters to be brought before the shareholders at the annual meeting. If other matters are properly presented for a vote at the annual meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholder Proposals

In order for a shareholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by us no later than December 19, 2012 and should contain such information as required under our Bylaws. Such proposals should be directed to our Corporate Secretary, at P. O. Box 967, Sandpoint, Idaho 83864, and must comply with the SEC’s regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. No shareholder proposal from the floor will be considered at the annual meeting. In addition, if we receive notice of a shareholder proposal after March 3, 2013, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

Director Nominations

Our Bylaws provide for the nomination of director candidates by Company shareholders. In order to recommend that the Nominating Committee consider a person for inclusion as a director nominee in our proxy statement for next year’s annual meeting, we must receive a recommendation no later than December 19, 2012. In addition, the notice of recommendation must meet all other requirements contained in our Bylaws. Such recommendation should be sent to the attention of the Secretary of the Company, and should contain the following information: (a) the name and address of each proposed nominee and the number of shares of Intermountain stock held by such nominee; (b) the principal occupation of each proposed nominee; (c) a description of any arrangements or understandings between the nominee and the nominating shareholder pursuant to which the nomination is being made; (d) your name and address; (e) the number of shares of stock of Intermountain you own; and (f) a consent of the nominee agreeing to the nomination. The presiding officer of the meeting may disregard your nomination if it does not contain the above information and otherwise meet the requirements set forth in our Bylaws.

Copy of Bylaw Provisions

You may contact our Corporate Secretary for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

ANNUAL REPORT TO SHAREHOLDERS

Any shareholder may obtain without charge a copy of our Annual Report on Form 10-K filed with the SEC under the Securities Exchange Act of 1934 for the year ended December 31, 2011, including financial statements. Written requests for the Form 10-K should be addressed to Susan Pleasant, Asst. Vice President, Shareholder Relations, P. O. Box 967, Sandpoint, Idaho 83864.

Delivery of Documents to Shareholders Sharing an Address

In some cases, only one copy of this proxy statement is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written request, a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of the document was delivered. To request a separate delivery of these materials now or in the future, a shareholder may submit a written or oral request to the Asst. Vice President, Shareholder Relations at the address and number written above. Additionally, any shareholders who are presently sharing an address and receiving multiple copies of either the proxy statement or the Annual Report and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

From time to time, Intermountain and its senior managers have made and will make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are contained in this proxy statement and may be contained in other documents that Intermountain files with the Securities and Exchange Commission. Such statements may also be made by Intermountain and its senior managers in oral or written presentations to analysts, investors, the media and others. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Also, forward-looking statements can generally be identified by words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “seek,” “expect,” “intend,” “plan” and similar expressions.

Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. There are a number of factors, many of which are beyond our control, which could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. These factors include:

•	further deterioration in economic conditions that could result in increased loan and lease losses;

•	risks associated with concentrations in real estate-related loans;

•	declines in real estate values supporting loan collateral;

•	regulatory limits on our subsidiary bank’s ability to pay dividends to the Company;

•

applicable laws and regulations and legislative or regulatory changes, including the ultimate financial and operational burden of the recently enacted financial regulatory reform legislation and related regulations;

•	inflation and interest rate levels, and market and monetary fluctuations;

•	the risks associated with lending and potential adverse changes in credit quality;

•	changes in market interest rates and spreads, which could adversely affect our net interest income and profitability;

•	increased delinquency rates;

•	trade, monetary and fiscal policies and laws, including interest rate and income tax policies of the federal government;

•	the timely development and acceptance of new products and services of Intermountain;

•	the willingness of customers to substitute competitors’ products and services for Intermountain’s products and services;

•	technological and management changes;

•	our ability to recruit and retain key management and staff;

•	changes in estimates and assumptions used in financial accounting;

•	the Company’s critical accounting policies and the implementation of such policies;

•	growth and acquisition strategies;

•	lower-than-expected revenue or cost savings or other issues in connection with mergers and acquisitions;

•	changes in consumer spending, saving and borrowing habits;

•	the strength of the United States economy in general and the strength of the local economies in which Intermountain conducts its operations;

•	our ability to attract new deposits and loans and leases;

•	competitive market pricing factors;

•	stability of funding sources and continued availability of borrowings;

•	the Company’s success in gaining regulatory approvals, when required;

•

the costs and effects of any legal and regulatory restrictions including the results of regulatory examinations or reviews that could restrict growth and that may adversely impact our ability to increase market share and control expenses;

•	our ability to raise capital on reasonable terms;

•	future legislative or administrative changes to the Troubled Asset Relief Program (“TARP”) Capital Purchase Program;

•

the impact of the Emergency Economic Stabilization Act of 2008 (“EESA”), the American Recovery and Reinvestment Act of 2009 (“ARRA”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and related rules and regulations on our business operations and competitiveness, including the impact of executive compensation restrictions, which may affect our ability to retain and recruit executives in competition with other firms who do not operate under those restrictions; and

•	Intermountain’s success at managing the risks involved in the foregoing.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 10-K”), and in the section titled “Business” in the 2011 10-K.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this document documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document. We incorporate by reference Items 7, 7A and 8 from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

This document incorporates important business and financial information about the Company from other documents that are not included in this document. You can obtain the documents incorporated by reference herein through our website, www.intermountainbank.com after the documents are filed with the SEC. The SEC maintains a website located at www.sec.gov that also contains this information. The Company will provide you with copies of these documents, without charge, upon request made to:

Investor Relations

Intermountain Community Bancorp

414 Church Street

Sandpoint, Idaho 83864

(208) 263-0505

APPENDIX A

2012 STOCK OPTION AND EQUITY COMPENSATION PLAN

OF

INTERMOUNTAIN COMMUNITY BANCORP

1.	Purpose of the Plan.

The purpose of the Plan is to enhance the value of shares of Intermountain Community Bancorp for the benefit of its shareholders by providing opportunities for employees and directors of the corporation and its subsidiaries to participate in the corporation’s growth and success, thereby encouraging those individuals to exert their maximum efforts on behalf of the corporation and helping to attract and retain the best available personnel for positions of responsibility with the corporation and its subsidiaries.

2.	Definitions.

As used herein, the following definitions shall apply:

a. “Award” means an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right.

b. “Award Agreement” means a written agreement entered into by and between a Grantee and the Company that sets forth terms and conditions relating to an Award granted to the Grantee. The agreement shall take such form, and contain such terms and conditions, as shall be determined from time to time by the Committee, in its sole discretion.

c. “Board” means the board of directors of the Company.

d. “Cause” means any of the following: (i) dishonesty in performing one’s duties to Company or a Subsidiary, (ii) willful misconduct, or a willful failure to act, with the intent of injuring, or having the effect of injuring, the reputation, business or business relationships of Company or a Subsidiary, or any of their officers, directors or employees; (iii) conviction of a felony or of any crime involving moral turpitude or that reflects unfavorably on Company or a Subsidiary; (iv) willful or prolonged absence from work or failure for any reason to perform duties as an Employee or Director, unless excused by Company or a Subsidiary, whichever is the entity for which services are performed; and (v) breach of any material terms of an employment or service agreement with Company or a Subsidiary, including an Award Agreement.

e. “Change in Control” means the first day that any one or more of the following conditions shall have been satisfied:

(i) the sale, liquidation or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions;

(ii) an acquisition (other than directly from the Company) of any outstanding voting securities by any person after which such person (as the term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) has Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding voting securities of the Company, other than a Board approved transaction;

(iii) during any 12-consecutive month period, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided however that except as set forth in this Section 2(g)(iii), an individual who becomes a member of the Board subsequent to the beginning of the 12-month period, shall be deemed to have satisfied such 12-month requirement and shall be deemed an Incumbent Director if such Director was elected by or on the recommendation of or with the approval of at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director; or

(iv) a merger, consolidation or reorganization of the Company, as a result of which the shareholders of the Company immediately prior to such merger, consolidation or reorganization own directly or indirectly immediately following such merger, consolidation or reorganization less than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation or reorganization.

f. “Code” means the Internal Revenue Code of 1986, as amended.

g. “Common Stock” means the no par value common stock of the Company.

h. “Committee” has the meaning given such term in Section 4.a.

i. “Company” means Intermountain Community Bancorp, an Idaho corporation.

j. “Director” means a person elected or appointed as a member of the Board or the board of directors of a Subsidiary.

k. “Disability” has the meaning given to such term in Code Section 22(e)(3).

l. “Employee” means a person who is employed by the Company or a Subsidiary.

m. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

n. “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid price, if no sales were reported) as quoted on such exchange or system for such date (or, if such pricing information is not published for such date, the last date prior to such date for which pricing information is published), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2) If the Common Stock is regularly quoted by recognized securities dealers but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for such stock on such date, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(3) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and by taking into account such criteria and information as is required to company with Code Section 409A.

o. “Grantee” means a person who has been granted an Award.

p. “Incentive Stock Option” means an Option that qualifies as an “incentive stock option,” as that term is defined in Code Section 422.

q. “Nonqualified Stock Option” means an Option, other than an Incentive Stock Option.

r. “Option” means a right, granted under the Plan, to purchase Common Stock. Options granted under the Plan may be either Incentive Stock Options or Nonqualified Stock Options; and the term means either or both an

Incentive Stock Option and a Nonqualified Stock Option, as the context requires. Each Award Agreement shall state whether the Option subject to the agreement is an Incentive Stock Option or a Nonqualified Stock Option.

s. “Plan” means this 2012 Stock Option and Equity Compensation Plan of Intermountain Community Bancorp, as amended from time to time.

t. “Restricted Stock” means a share of Common Stock issued under the Plan, which share shall be subject to such restrictions and conditions as are set forth in the Plan and the related Award Agreement.

u. “Restricted Stock Unit” means a right granted under the Plan to receive a payment in cash or Common Stock, as determined by the Committee, of an amount equal to the Fair Market Value, on the date of exercise of the right, of one share of Common Stock per Restricted Stock Unit. Such Fair Market Value shall not be increased or otherwise adjusted because of dividends or other distributions paid at any time on or with respect to shares of stock of the Company.

v. “SEC” means the U.S. Securities and Exchange Commission.

w. “Shareholder-Employee” means an Employee who owns, at the time an Incentive Stock Option is granted, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary. For this purpose, the attribution of stock ownership rules provided in Code Section 424(d) shall apply.

x. “Stock Appreciation Right” means a right granted under the Plan to receive payment in cash or Common Stock, as determined by the Committee, of an amount equal to the excess of (i) the Fair Market Value, on the date of exercise of the right, of one share of Common Stock per Stock Appreciation Right, over (ii) the Fair Market Value, on the date of the grant of the right, of such share of Common Stock Such Fair Market Value shall not be increased or otherwise adjusted because of dividends or other distributions paid at any time on or with respect to shares of stock of the Company. In addition, the following shall apply to Stock Appreciation Rights (1) Amounts treated as compensation that are payable under the Stock Appreciation Right shall be greater than the difference between the Fair Market Value of Common Stock (disregarding lapse restrictions as defined in Treasury Regulations §1.83-3(i)) on the date of grant of the Stock Appreciation Right and the Fair Market Value of the Common Stock (disregarding lapse restrictions as defined in Treasury Regulations §1.83-3(i)) on the date the Stock Appreciation Right is exercised, with respect to the number of shares fixed on or before the date of grant of the Stock Appreciation Right; (2) the Stock Appreciation Right exercise price shall never be less than the Fair Market Value of the underlying stock (disregarding lapse restrictions as defined in Treasury Regulations § 1.83-3(i)) on the date the Stock Appreciation Right is granted; and (3) the Stock Appreciation Right shall not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Stock Appreciation Right.

y. “Subsidiary” means, (i) in the case of an Incentive Stock Option, a corporation having a relationship with the Company described in Code Section 424(f), and (ii) in the case of any other type of Award, a corporation with whom the Company is considered a single employer under Code Section 414(b).

z. “Vest” means that the Grantee has satisfied all conditions precedent imposed by the Plan and the related Award Agreement to his or her right to exercise an Option, to hold Restricted Stock free of any obligation to forfeit or retransfer the same to Company or to receive payments under a Restricted Stock Unit or Stock Appreciation Right.

3.	Stock Subject to Plan.

a. General. Subject to the adjustments provided in Section 17, the maximum number of shares of Common Stock that may be subject to Awards of all type shall be One Million (1,000,000). For purposes of the foregoing sentence, shares of Common Stock that are or were made subject to an Award of Restricted Stock, Restricted Stock Units or of Stock Appreciation Rights shall be counted against such number, unless and until the Grantee has forfeited all rights in the Award by failing to satisfy any condition to Vesting. The aggregate number of shares of Common Stock that may be issued under Incentive Stock Options shall equal the maximum number of shares of Common Stock that may be subject to Awards, as described in the first sentence of this Section 3.a, reduced by the number of shares of Common Stock that have been made subject to other types of Awards.

b. Unused Shares. If any shares of Common Stock subject to an Award are not issued (for example, because the Award is forfeited or cancelled, or the Award is settled in cash, or a portion of the Award is used to satisfy applicable tax withholding obligations), then such shares shall again be available to be made subject to Awards under the Plan.

c. Limitation on Director Shares. Notwithstanding any contrary provisions of the Plan, not more than 200,000 shares of Common Stock (adjusted as required under Section 17) in the aggregate may be made subject to Awards of every type to Directors.

4.	Administration of the Plan.

a. The Committee. The power and authority to administer the Plan is vested in a committee (the “Committee”) in accordance with this Section 4. The Committee shall be selected by the Board and shall consist of at least three directors, each of whom shall satisfy applicable independence criteria of the stock exchange or quotation system on which the Common Stock may then be listed or quoted, be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and be an “outside director” within the meaning of Code Section 162(m). If the Committee does not exist or the Board, for any reason determined by it desires to directly administer the Plan, then the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Once appointed, the Committee shall continue to serve until otherwise directed by the Board.

b. Delegation of Responsibilities. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange or quotation system, the Committee may delegate all or some of its power and authority to administer the Plan to one or more of its members, or to any other person or persons selected by it. The Committee may revoke such delegation at any time.

c. Report of Grants. At least annually, the Committee shall present a written report to the Board setting forth the following information relating to Awards granted since the date of the last such report: The date or dates of each such Award; the type of each such Award; the number of shares subject to each such Award; and the exercise price and Fair Market Value on the date of grant of shares of Common Stock subject to Awards.

d. Powers of the Committee. Subject to the terms and conditions explicitly set forth in the Plan, the Committee shall have the authority and discretion to do the following:

(1) determine the persons to whom Awards are to be granted, the times of grant, and the number of shares subject to each Award;

(2) determine the exercise price for shares of Common Stock to be issued pursuant to the exercise of an Option; the purchase price, if any, of Restricted Stock; and the Fair Market Value of Common Stock used to determine the amount required to be paid under a Restricted Stock Unit or Stock Appreciation Right;

(3) determine all other terms and conditions (which need not be identical between or among Grantees) of each Award;

(4) modify or amend the terms of any Award previously granted, or to grant substitute Options, subject to the provisions of Section 20;

(5) cancel or suspend Awards, subject to the restrictions imposed by Section 20;

(6) interpret the Plan;

(7) authorize any person or persons to execute and deliver Award Agreements, or to take any other actions deemed by the Committee to be necessary or appropriate, to effectuate the grant of Awards;

(8) waive any conditions to Vesting; and

(9) make all other determinations, and take all other actions that the Committee deems necessary or appropriate, to administer the Plan in accordance with its terms and conditions.

All decisions, determinations and interpretations of the Committee relating to the Plan and Awards shall be final and binding upon all persons, including all Grantees and any other persons interested in any Awards, unless otherwise expressly determined by a vote of a majority of the entire Board. No member of the Committee or the Board shall be liable to any person for any action or determination made in good faith with respect to the Plan or any Awards.

e. Section 16(b) Compliance and Bifurcation of Plan. It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, and the Plan shall be construed in favor of its so complying. If any Plan provision is determined to not comply with such Rule 16b-3, the provision shall be deemed null and void. Notwithstanding any contrary provisions of the Plan, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to participants who are officers and directors subject to Section 16(b) of the Exchange Act, without so restricting, limiting, or conditioning the use of such provision of the Plan with respect to other participants.

5.	Eligibility

All Employees and Directors are eligible to be selected to be granted an Award. Notwithstanding any contrary provisions of this Plan, a Director who is not also an Employee may not be selected to be granted an Incentive Stock Option.

6.	Granting of Awards

a. General. Only Employees and Directors selected by the Committee, in its sole discretion, shall be granted Awards. An Award may consist solely of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or any combination of the foregoing. All Awards are subject to the terms and conditions of the Plan.

b. Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms and conditions of the Award. A person who is granted an Award shall have no rights under the Award unless and until such person duly executes and delivers to Company an Award Agreement. An Award shall expire, and the Company shall have no further obligations with respect thereto, if the person does not so execute and deliver an Award Agreement within any period of time prescribed by the Company.

c. Consideration. The Committee shall determine the form and amount, if any, of consideration required to be paid by a Grantee with respect to an Award. Such consideration may take the form of cash, property, shares of Common Stock or services.

d. Arrangements to Cancel Restricted Stock. Company may make such arrangements as it deems necessary or appropriate to hold shares of Restricted Stock in escrow until Grantee satisfies all conditions to Vesting and to automatically cancel such shares if Grantee fails to satisfy such conditions.

7.	Performance-Based Compensation.

a. General. Any Award that is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. The grant of an Award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m).

b. Maximum of Awards. The maximum number of Shares with respect to which Awards may be granted in a calendar year to any individual employee is the maximum number of Shares that may be made subject to Awards, as described in the first sentence of Section 3, reduced by the number of Shares with respect to which Awards have previously been made to all Grantees.

c. Performance Measures. Performance measures may be based on any one or more of the following: earnings; financial return ratios; increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; assets, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, deposits or assets; interest sensitivity gap levels, regulatory compliance, improvement of financial rating, gross premiums written, net premiums written, premiums earned, losses and loss expenses, underwriting and administrative expenses, achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan.

d. Partial Achievement. The terms of an Award may provide that partial achievement of the performance measures may result in a payment or vesting based upon the degree of achievement.

e. Adjustments. In certain circumstances the Committee may adjust performance measures; provided, however, that no adjustment may be made with respect to an Award that is intended to be performance-based compensation, except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Grantee is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Grantee in an amount determined by the Committee.

8.	Vesting of Awards

The Committee may impose any terms and conditions on the Vesting of an Award that it determines to be appropriate, including requiring the Grantee to continue to provide services as an Employee or Director for a specified period of time or to meet performance goals established by the Committee. Such terms and conditions shall be set forth in an Award Agreement.

9.	Exercise and Settlement of Awards

a. Options. Grantee shall pay the full exercise price for shares of Common Stock purchased under an Option, at the time the Option is exercised, in cash or other consideration of comparable value deemed acceptable by the Committee (including by tendering, by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Committee and valued at Fair Market Value as of the date of exercise), or in any combination thereof, as determined by the Committee. The Committee may permit a Grantee to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a portion of the shares of Common Stock sufficient to pay the exercise price) acquired upon exercise of the Option and remit to Company the sale proceeds therefrom sufficient to pay the entire exercise price and any tax withholding resulting from such exercise.

b. Restricted Stock. Company shall take such actions as it determines to be reasonably necessary to release Restricted Stock from forfeiture restrictions as soon as practicable after the Restricted Stock Vests.

c. Other Awards. Company shall settle payment of any amounts due under a Restricted Stock Unit or Stock Appreciation Right upon exercise of such right by the Grantee; provided, however, that notwithstanding any contrary provisions of the Plan, Restricted Stock Units that become Vested shall be settled by payment of amounts owed thereunder on or before the later of (i) the date that is two and one-half (2 1/2) months after the end of the Grantee’s first taxable year in which such amounts are no longer subject to a substantial risk of forfeiture, or (ii) the date that is two and one-half (2 1/2) months after the end of the first taxable year of the person for whom the Grantee performed services in which such amounts are no longer subject to a substantial risk of forfeiture.

10.	Terms Applicable to Options

a. Limit on Value of Options Granted. Any number of Options may be granted from time to time to a person eligible to receive the same hereunder, except that in the case of Incentive Stock Options the aggregate Fair Market Value (determined as of the date each Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by the Grantee in any one calendar year (under all incentive stock option plans of Company and all Subsidiaries taken together) shall not exceed $100,000.

b. Exercise Price. The exercise price for shares of Common Stock subject to an Option shall not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option; provided, however, that in the case of an Incentive Stock Option granted to an Employee who immediately before the grant of such Incentive Stock Option is a Shareholder-Employee, the Incentive Stock Option exercise price shall be at least 110% of the Fair Market Value of the Common Stock as of the date of grant of the Incentive Stock Option.

c. Term of Option. No Incentive Stock Option granted under the Plan shall in any event be exercisable after the expiration of ten (10) years from the date such Option is granted; provided, however, that in the case an Incentive Stock Option granted to an Employee who immediately before such Incentive Stock Option is granted is a Shareholder-Employee, the term of such Incentive Stock Option shall be for not more than five (5) years from the date such Option is granted. Subject to the foregoing and other applicable provisions of the Plan, the Committee shall determine the term of each Option in its sole discretion.

d. Exercise During Lifetime of Grantee. During the lifetime of a Grantee, only the Grantee may exercise an Option.

11.	Termination of Employment or Directorship

a. Unvested Awards. Grantee shall forfeit all rights in, to and under all Awards that have not Vested prior to the time the Grantee first ceases to be an Employee or Director. Such forfeiture shall occur without the need for further action by any person.

b. Vested Awards Other than Options and Stock Appreciation Rights. All Awards, other than Options and Stock Appreciation Rights, that are Vested at the time a Grantee first ceases to be an Employee or Director shall be settled promptly; provide, however, that Restricted Stock Units shall be settled by payment of amounts owed thereunder on or before the later of (i) the date that is two and one-half (2 1/2) months after the end of the Grantee’s first taxable year in which such amounts are no longer subject to a substantial risk of forfeiture, or (ii) the date that is two and one-half (2 1/2) months after the end of the first taxable year of the person for whom the Grantee performed services in which such amounts are no longer subject to a substantial risk of forfeiture.

c. Vested Options and Stock Appreciation Rights. Options and Stock Appreciation Rights that are Vested at the time a Grantee first ceases to be an Employee or Director shall terminate on, if not exercised before, the earlier of (i) the same day of the third month after the date of termination of his status as an Employee or Director, or (ii) the expiration date of the Option or Stock Appreciation Right provided in the Award Agreement. Notwithstanding the immediately preceding sentence:

(i) Upon the death of a Grantee who at the time of his or her death is and has been an Employee or Director at all times since the date of grant of the Option or Stock Appreciation Right, an Option or Stock Appreciation Right that is Vested at such time shall terminate, and may no longer be exercised, on the earlier of (a) one year after the date of death of the Grantee or at such later date as the Committee may set, in is sole discretion; or (b) the expiration date of the Option or Stock Appreciation Right provided in the Award Agreement, except that if the expiration date of an Option or Stock Appreciation Right should occur during the 90-day period immediately following the Grantee’s death, such Option or Stock Appreciation Right shall terminate, and may no longer be exercised, at the end of such 90-day period. The Option or Stock Appreciation Right shall be exercisable at any time prior to such termination by the Grantee’s estate, or by any person or persons who acquire the right to exercise the Option or Stock Appreciation Right by bequest, inheritance or otherwise by reason of the death of the Grantee;

(ii) If a Grantee ceases to be an Employee or Director at any time during the term of his or her Option or Stock Appreciation Right by reason of a Disability and the Grantee has been an Employee or Director at all times since the date of grant of the Option or Stock Appreciation Right, an Option or Stock Appreciation Right that is Vested at such time shall terminate, and may no longer be exercised, on the earlier of (i) one year after the date the Grantee ceases to be an Employee or Director, or (ii) the expiration date of the Option or Stock Appreciation Right provided in his or her Award Agreement;

(iii) If a Grantee ceases to be an Employee or Director for Cause, then all Options and Stock Appreciation Rights that are Vested at such time shall terminate, and may no longer be exercised, immediately upon his or her ceasing to be an Employee or Director; and

(iv) Nonqualified Stock Options and Stock Appreciation Rights granted to a person who is a Director but who ceases thereafter to be a Director (other than due to death or Disability) shall expire at such time as the Committee shall determine, but in no event more than six (6) months after the person ceases to be a Director, and shall otherwise be exercisable on such terms and conditions as the Committee shall determine.

d. Permitted Absences From Work. A person shall not be treated as ceasing to be an Employee or Director if the interruption of his or her services as such is caused by military leave, sick leave or any other bona fide leave of absence approved by Company or a Subsidiary, whichever is the entity for which the person primarily performs services; provided, however, that in the case of Incentive Stock Options, the foregoing is subject to any restrictions of laws or regulations applicable to such Options.

12.	Compliance with Applicable Law

Shares of Common Stock shall not be issued pursuant to the Plan or any Award granted hereunder, unless the issuance and delivery of the shares will not violate, and can otherwise be done in a manner that complies with, the provisions of applicable law (including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act), and the rules regulations of any stock exchange or quotation system on which the Common Stock may then be listed or quoted. Issuance of shares of Common Stock is further subject to the approval of counsel for Company with respect to such compliance.

13.	Tax Compliance

Company, in its sole discretion, may take any actions that it deems to be necessary or advisable to comply with all tax reporting and withholding requirements applicable to Awards under applicable law, including, but not limited to, withholding or causing to be withheld from any form of compensation or other amount due a Grantee such amounts as Company determines is required to be withheld.

14.	Non-Transferability

No Award or rights under an Award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution if permitted herein. Shares of Restricted Stock may be sold, pledged, assigned, hypothecated, transferred, or disposed of only after such shares Vest.

15.	Change in Control

Except as otherwise provided in the Award Agreement, in the event of a Change in Control, then all Awards shall immediately Vest as of the date of the closing of such transaction, unless the Committee elects to Vest the Awards as of an earlier date. Notwithstanding the immediately preceding sentence, if the surviving, successor or acquiring corporation in the transaction (or its parent) agrees to replace Awards with rights to its shares that confer substantially the same benefits as those represented by the Awards, as determined by the Committee, then the Awards shall not Vest but shall be so replaced. The Committee shall notify each Grantee in writing of any action to Vest or replace Awards hereunder not less than twenty (20) days prior to the expected closing date of the transaction that prompts such action.

16.	Rights as a Shareholder

No person shall have any rights as a shareholder by reason of an Award until and unless Company actually issues and delivers shares of Common Stock to such person pursuant to the Award. In the case of Restricted Stock, the Grantee thereof shall have all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to shares of Restricted Stock that are issued and delivered to the Grantee, until such shares are forfeited or reacquired by the Company in accordance with the terms of the Award.

17.	Adjustments Upon Changes in Capitalization

Subject to any required action by the shareholders of Company, the number of shares of Common Stock subject to Awards, the number of shares of Common Stock available for grants under additional Awards, the exercise price for shares of Common Stock specified in each outstanding Option, and the value of Common Stock used to determine amounts required to be paid under Restricted Stock Units and Stock Appreciation Rights shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares, the payment of any stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by Company; provided, however, that conversion of any convertible securities of Company shall not be deemed to have been “effected without receipt of consideration.” The Committee shall make such adjustments and its determination in that respect shall be final, binding and conclusive. No Incentive Stock Option shall be adjusted by the Committee pursuant to this Section 17 in a manner that causes the Incentive Stock Option to fail to continue to qualify as an “incentive stock option” within the meaning of Code Section 422. Except as otherwise expressly provided in this Section 17, no Grantee shall have any rights by reason of any stock split or other subdivision or consolidation of shares, any payment of a stock dividend, or any other increase or decrease in the number of such shares of Common Stock. Except as otherwise expressly provided in this Section 17, any issuance by Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the number of shares or price of Common Stock subject to any

Award, and no adjustments in Awards shall be made by reason thereof. The grant of an Award shall not affect in any way the right or power of Company to adjust, reclassify, reorganize or change its capital or business structure.

18.	Term of the Plan

The Plan shall become effective on the earlier of the date it is (i) adopted by the Board; or (ii) approved by the shareholders. Revisions and amendments to the Plan requiring the approval of shareholders of Company, as described in Section 20, shall be effective when approved by the shareholders. Subject to Section 20, the Plan shall be unlimited in duration. In the event the Plan is terminated as provided in Section 20, it shall remain in effect with respect to any Awards granted under it that are outstanding at the time of such termination. Notwithstanding the foregoing provisions of this Section 18, to the extent required by the Code, no Incentive Stock Option may be granted under the Plan on a date that is more than ten (10) years from the date the Plan (or amendment increasing shares available under the Plan) is adopted or, if earlier, the date the Plan (or amendment increasing shares available under the Plan) is last approved by shareholders, provided that the last approval by shareholders occur within 12 months before or after the date of last adoption.

19.	No Right to Employment

Neither the adoption of the Plan nor the granting of an Award shall (i) confer upon any person a right to be employed by or to provide services to Company or any Subsidiary, or to continue such employment or service; or (ii) interfere in any way with the right of a person, or the right of Company or a Subsidiary, to terminate such employment relationship or service at any time.

20.	Amendment or Early Termination of the Plan

a. Amendment or Early Termination. The Board may terminate the Plan at any time. The Board may amend the Plan from time to time in such respects as the Board deems advisable, except that, without proper approval of the shareholders of Company, no such revision or amendment shall:

(1) increase the number of shares of Common Stock subject to the Plan, other than in connection with an adjustment under Section 17; or

(2) otherwise modify the Plan in a manner that would require shareholder approval under any applicable laws or regulations or the rules of any stock exchange or quotation system on which the Common Stock may then be listed or quoted.

Subject to the foregoing, it is specifically intended that the Board or Committee may amend the Plan without shareholder approval to comply with legal, regulatory, and stock exchange or quotation system requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement.

b. Modification and Amendment of Awards. The Board or Committee may modify or amend outstanding Awards granted under the Plan, provided, however that the modification or amendment shall not, without the consent of the Grantee, impair or diminish any of the Grantee’s rights or any of the obligations of Company under such Award. Except as otherwise provided in this Plan, no outstanding Award shall be terminated without the consent of the Grantee. Unless the Grantee otherwise agrees, any changes or adjustments made to outstanding Incentive Stock Options granted under this Plan shall be prospective only and shall be made in a manner that will not constitute a “modification,” as defined in Code Section 424(h), and will not cause such Incentive Stock Options to fail to qualify as “incentive stock options” under Code Section 422.

c. Re-pricing or Repurchase of Options. The exercise price of outstanding Options may not be changed, and the Company may not conduct any offer to purchase outstanding Options for cash or exchange outstanding

Options for other securities at a time when the exercise price of the outstanding Options exceeds the Fair Market Value of the Common Stock covered by the Options, except (i) with the approval of shareholders of Company, or (ii) as otherwise required or permitted in the Plan.

21.	Nature of Awards

All Awards are unfunded and unsecured obligations of Company. Any bookkeeping entries maintained by Company with respect to Awards are merely for the convenience of Company. Company is not required to segregate any assets that may at any time represent an Award and no Grantee or other person shall have any rights or interests in any particular assets of Company by reason of an Award. A Grantee is a mere general unsecured creditor of Company with respect to an Award.

22.	IRC Section 409A

The provisions of this Plan are intended to comply with Code Section 409A, U.S. Treasury regulations issued thereunder, and related U.S. Internal Revenue Service guidance (“409A Rules”). Such provisions will be interpreted and applied in a manner consistent with the 409A Rules so that payments and benefits provided to Employee hereunder will not, to the greatest extent possible, be subject to taxation under Code Section 409A. Notwithstanding any contrary provisions hereof, this Plan may be amended if and to the extent the Company determines that such amendment is necessary to comply with the 409A Rules.

23.	Construction of Certain Terms

The term “Section” or “Sections,” as used herein, shall mean a Section or Sections of this Plan, unless otherwise required by the context. The masculine form of words shall include the feminine, and vice-versa, as required by the context.

24.	Governing Law.

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Idaho and applicable Federal law. Any reference in this Plan or in any Award Agreement to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

* * * * *

CERTIFICATE OF ADOPTION

I certify that the foregoing Plan was duly amended by the Compensation Committee of the board of directors of Intermountain Community Bancorp on February 29, 2012 and duly approved by the shareholders of Intermountain Community Bancorp on                     , 2012.

By:
Dale Schuman Secretary

PROXY

INTERMOUNTAIN COMMUNITY BANCORP

PLEASE SIGN AND RETURN IMMEDIATELY

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John B. Parker, James T. Diehl and Jim Patrick, each of them (with full power to act alone), my Proxies, with full power of substitution as Proxy, and hereby authorizes Messrs. Parker, Diehl and Patrick to represent and to vote, as designated below, all the shares of common stock of Intermountain Community Bancorp held of record by the undersigned on March 29, 2012, at the Annual Meeting of Shareholders to be held on May 17, 2012, or any adjournment of such Annual Meeting.

1.	ELECTION OF DIRECTORS.

A.	I vote FOR all nominees listed below (except as marked to the contrary below). ❒

B.	I WITHHOLD AUTHORITY to vote for any individual nominee whose name I have struck a line through in the list below:

Term to Expire in 2013

Russell J. Kubiak

Terms to Expire in 2014	Terms to Expire in 2015

Maggie Y. Lyons	Ford Elsaesser
Ronald Jones	Curt Hecker
John L. Welborn, Jr.	Michael J. Romine

C.	I WITHHOLD AUTHORITY to vote for all nominees listed above. ❒

2.	TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION to authorize a new class of non-voting common stock.

FOR ❒	AGAINST ❒	ABSTAIN ❒

3.	TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION to (i) effect a reverse stock split of our common stock by a ratio of not less than one-for-five and not more than one-for-ten at any time prior to May 31, 2013, with the exact ratio to be set at a whole number within this range as determined by our board of directors in its sole discretion, and (ii) reduce the number of authorized shares of our common stock by the reverse stock split ratio determined by the board of directors.

FOR ❒	AGAINST ❒	ABSTAIN ❒

4.	TO CONSIDER AN ADVISORY (NON-BINDING) RESOLUTION to approve the executive compensation of Intermountain’s executive officers, as disclosed in the proxy statement.

FOR ❒	AGAINST ❒	ABSTAIN ❒

5.	TO APPROVE THE 2012 STOCK OPTION AND EQUITY COMPENSATION PLAN for eligible employees and directors.

FOR ❒	AGAINST ❒	ABSTAIN ❒

6.	TO RATIFY THE APPOINTMENT OF BDO USA, INC. as the independent registered public accounting firm for the fiscal year 2012.

FOR ❒	AGAINST ❒	ABSTAIN ❒

7.	WHATEVER OTHER BUSINESS may properly be brought before the Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES LISTED ABOVE AND “FOR” PROPOSALS 2, 3, 4, 5 AND 6.

Management knows of no other matters that may properly be, or which are likely to be brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this Proxy will be voted in accordance with the recommendations of management.

Signature of Shareholder	Signature of Shareholder

, 2012	, 2012

ALL JOINT OWNERS MUST SIGN

Please date this Proxy and sign it exactly as your name or names appear hereon. When shares are held by more than one person, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.